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                            STOCK PURCHASE AGREEMENT


     STOCK PURCHASE AGREEMENT, dated as of the 14th day of June, 1996 between CZECH INDUSTRIES, INC., a Delaware corporation having an office at 15245 Shady Grove Road, Rockville, Maryland 20850 (the "Buyer"), and the persons listed on the signature page hereof (the "Sellers").

                               W I T N E S S E T H

     WHEREAS, each of the Sellers owns directly, and Hypo Karntner Landesbank holds indirectly as agent, the number of issued and outstanding shares of common stock, which in the aggregate represent 80% of the issued and outstanding capital ("Eastbrokers Stock"), of EASTBROKERS BETEILIGUNGS AG, an Austrian corporation having an office at Schlickgasse 1, A-1090 Vienna, Austria (hereinafter referred to as "Eastbrokers"); and

     WHEREAS, Eastbrokers is a Vienna, Austria based investment banking and brokerage holding firm ("Eastbrokers Business"); and

     WHEREAS, Sellers desire to sell, and Buyer desires to purchase, free and clear of all liens, claims, charges or encumbrances of any nature whatsoever, the Eastbrokers Stock, on the terms and subject to the conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     1.1 DEFINITIONS. The following terms shall have the meanings set forth below for the purposes of this Agreement:

     "Agreement" shall mean this Stock Purchase Agreement, including all exhibits and schedules hereto, as it may be amended from time to time.

     "Buyer Stock" shall mean the common stock of Buyer, $.01 par value per share.

     "Closing" and "Closing Date" shall have the meanings set forth in Section 2.2.

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     "Fortuna Shares" shall mean the 251,000 shares of Fortuna Hotel AS currently owned by the Buyer, which term shall include for this purpose any securities received as a dividend in respect of such shares or in exchange or upon conversion of such shares.

     "Governmental Authority" shall mean the governments of the United States, Austria, any other foreign country, any state or any political subdivision of any of the foregoing, and any agency, entity, body, court, instrumentality or other authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including quasi-governmental entities established to perform such functions.

     "Law" shall mean any law, statute, code, regulation, ordinance, rule, order, decree, judgment, consent decree, injunction, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

     "Lien" shall mean any mortgage, lien, charge, right of set-off, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance, or other restriction of any kind, other than Permitted Encumbrances.

     "Material Adverse Change" shall mean a change in the business, operations, assets, liabilities, results of operations, cash flows, condition (financial or otherwise) or prospects of the Buyer or Eastbrokers, as the case may be, which is materially adverse.

     "Material Adverse Effect" shall mean an effect on the business, operations, assets, liabilities, results of operations, cash flows, condition (financial or otherwise) or prospects of the Buyer or Eastbrokers, as the case may be, which is materially adverse.

     "Material Event" shall mean (i) any merger, consolidation or other business combination to which the subject entity or any subsidiary is a party; (ii) any increase or reduction in the authorized capital of the subject entity or any recapitalization of the subject entity, or the creation of any additional class of stock of the subject entity, or the sale, issuance, exchange, purchase or redemption of shares of capital stock of any class of the subject entity now or hereafter authorized, or any securities exchangeable for, or convertible into such shares, or warrants or other instruments evidencing rights or options to subscribe for, or otherwise acquire such shares; (iii) any sale, lease, exchange, transfer or other disposition, directly or indirectly, in a single transaction or series of related transactions, of any asset or assets of the subject entity or any subsidiary equivalent to or greater than 20% of the net worth of the subject entity as reflected on the balance sheet most recent to the date of such transaction; (iv) any purchase, lease, exchange or other acquisition, directly or indirectly, in a single transaction or a series of related transactions, of assets by the subject entity or any subsidiary equivalent to or greater than 20% of the net worth of the subject entity as reflected on the balance sheet most recent to the date of such


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transaction (v) the nomination of a person or persons to serve as a member of the board of directors of the subject entity; (vi) the removal of any member of the board of directors of the subject entity; (vii) the amendment of any employment agreement between the subject entity and any of its officers; (viii) the designation of an Executive Committee and the authorization or revision of the powers of such committee; or (ix) the amendment of the subject entity's Certificate of Incorporation or Bylaws or comparable governing instruments.

     "Net Cash Flow" shall mean the net cash flow before interest, Taxes and depreciation of Fortuna Hotel AS, as determined by an independent auditor to be mutually selected by the Buyer and the Sellers. The fees and expenses of such auditor shall be paid by the Buyer. If the Buyer and the Sellers cannot agree on an auditor, then the Buyer shall select an auditor and the Sellers shall select an auditor and these two auditors shall in turn select a third auditor. In such event, each party shall pay the fees and expenses of the auditor selected by it and shall share equally the fees and expenses of the third auditor. The determination of the three auditors, which shall be by majority vote, shall be binding upon all parties.

     "Net Cash Proceeds" shall mean the sum of (i) the gross cash price less only applicable transfer taxes and fees and other closing costs payable by reason of the sale of the Fortuna Shares and (ii) any cash dividends received by the Buyer in respect of the Fortuna Shares following the Closing.

     "Net Profits" for any year shall mean Eastbrokers' consolidated net income after Taxes for that year determined as though Eastbrokers and its subsidiaries were a separate consolidated group determined in accordance with United States generally accepted accounting principles consistently applied from year to year, as audited and reported upon by the Buyer's independent certified public accountants.

     "Permitted Encumbrances" shall mean Liens (i) listed on Schedule 1.1, (ii) which do not individually or in the aggregate materially interfere with the current or proposed operations of the Eastbrokers Business or of the Buyer, as the case may be, (iii) for Taxes and other governmental charges and assessments which are not yet due and payable, or (iv) immaterial mechanic's, materialmen's and similar liens.

     "Person" or "person" shall mean any individual, corporation, proprietorship, firm, partnership, limited partnership, limited liability company, trust, association or other entity.

     "Purchase Price" shall mean the aggregate number of shares of Buyer Stock paid to the Stockholders pursuant to Section 2.1, as adjusted pursuant to Sections 2.3 and 2.4.


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     "Subsidiary" shall mean any corporation or other Person at least 20% of which is owned (whether by reason of the ownership of stock or otherwise) by the Buyer or Eastbrokers, as the case may be.

     "Taxes" shall mean all taxes, charges, fees, duties, levies or other assessments, including income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, severance, employee's income withholding, unemployment and Social Security taxes and other withholding taxes, which are imposed by any Governmental Authority, and such term shall include any interest, penalties or additions to tax attributable thereto.

                                   ARTICLE II
                           PURCHASE AND SALE OF SHARES

     2.1 Upon the terms and subject to the conditions contained herein, at the Closing, each of the Sellers shall sell and transfer, or cause to be sold and transferred to the Buyer all of the Eastbrokers Stock and the Buyer shall issue and sell, or cause to be issued and sold, to the Sellers as Purchase Price 5,400,000 shares of newly issued, fully paid and non-assessable Buyer Stock in exchange therefor as set forth on EXHIBIT A.

     2.2 The sale and purchase contemplated hereunder and the execution and delivery of this Agreement shall take place at the offices of Gould & Wilkie, One Chase Manhattan Plaza, New York, New York on July 31, 1996, or such other date and place as shall be mutually agreed upon by the Buyer and the Sellers (the "Closing" or the "Closing Date").

     2.3 In the event that Eastbrokers earns Net Profits aggregating US$ 4 million or more (net of any loss incurred for the fiscal year ending December 31, 1996) for the two fiscal years ending December 31, 1998, the Company shall issue to each of the Sellers, on the written instructions of the Sellers, as additional Purchase Price 200,000 shares of Buyer Stock for a nominal value of US$ 0.01 per share. Such additional Purchase Price shall not exceed 600,000 shares of Buyer Stock. These shares shall be issued within 30 days following the release of the Buyer's audited financial statements for the year ending December 31, 1998. The determination of Net Profits by the Buyer's independent certified public accountants shall be binding upon all parties.

     2.4  In addition to the adjustment to the Purchase Price contemplated by
Section 2.3 of this Agreement, the Purchase Price shall be further adjusted as follows:

          (a) in the event that the Buyer closes on the sale of the Fortuna Shares within one year of the Closing and the Net Cash Proceeds from such sale are less than or equal to US$ 7,445,000 but greater than or equal to US$ 6,736,000, then no further adjustment to the Purchase Price shall be made.

          (b) in the event that the Buyer closes on the sale of the Fortuna Shares within one year of the Closing and the Net Proceeds are greater than US$ 7,445,000, then the


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Purchase Price shall be reduced by the number of shares of Buyer Stock equal to the excess (the "Excess") (converted to US$ at the then current exchange rate) of the Net Proceeds over US$ 7,445,000 and dividing the Excess by US$ 2 times the fraction derived from dividing the aggregate number of shares of Buyer Stock issued to the Sellers pursuant to Sections 2.1 and 2.3 of this Agreement by the total number of shares of Buyer Stock outstanding as of the Closing (including for this purpose the number of shares included in the Purchase Price pursuant to Sections 2.1 and 2.3). Shares of Buyer Stock aggregating such amount shall be returned pro rata by the Sellers to the Buyer for cancellation within ten days of their receipt of notice from the Buyer as to the completion of the sale of the Fortuna Shares. In the event that any of the Sellers shall then own an insufficient number of shares of Buyer Stock for this purpose, such Stockholders shall make such payment in cash with each share to have a deemed value of $2.
In no event shall the Excess be greater than US$ 3,436,000 (converted to US$ at the then current exchange rate) for the purpose of making this calculation.

          (c) in the event that the Net Cash Proceeds are less than US$ 6,736,000, then the Buyer shall issue to the Sellers on a pro rata basis an additional number of shares of Buyer Stock equal to the difference (the "Difference") (converted to US$ at the then current exchange rate) between US$ 6,736,000 and the Net Cash Proceeds divided by US$ 2 times the fraction derived from dividing the aggregate number of shares of Buyer Stock issued to the Sellers pursuant to Sections 2.1 and 2.3 of this Agreement by the total number of shares outstanding as of the Closing (including for this purpose the number of shares included in the Purchase Price pursuant to Sections 2.1 and 2.3). In no event shall the Difference be greater than US$ 3,436,000 (converted to US$ at the then current exchange rate) for the purpose of making this calculation.

          (d) in the event that the Company does not sell the Fortuna Shares within one year of the Closing, then the target amounts set forth in subsections 2.4(a), (b) and (c) shall be increased by 10% as follows:

          Subsection 2.4(a):       "US$ 7,445,000"  shall be "US$ 8,190,000"
                                   "US$ 6,736,000" shall be "US$ 7,410,000"

          Subsection 2.4(b):       "US$ 7,445,000" shall be "US$ 8,190,000"
                                   "US$ 3,436,000" shall remain the same

          Subsection 2.4(c):       "US$ 6,736,000" shall be "US$ 7,410,000"
                                   "US$ 3,436,000" shall remain the same

          (e) in the event that the sale of the Fortuna Shares occurs more than two years after the Closing, the Net Cash Proceeds shall be deemed to equal 51% of ten times the average Net Cash Flow of Fortuna Hotel AS for the years 1996 and 1997. These deemed Net Cash Proceeds shall then be the basis for the calculation contemplated by Subsection 2.4(d). The issuing or returning of shares of Buyer Stock to or from the Sellers shall take place within ten days following the second anniversary of the Closing.


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                                   ARTICLE III
                            REPRESENTATIONS OF BUYER

     3. REPRESENTATIONS OF BUYER. The Buyer represents, warrants, covenants and agrees as of the date of this Agreement as follows:

     3.1 EXISTENCE, CORPORATE AUTHORITY AND GOOD STANDING. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and duly qualified to conduct business in the State of Maryland. The Buyer has the power and authority to own its property and to carry on its business as now being conducted. This Agreement has been duly authorized, executed and delivered by the Buyer and is the legal, valid and binding obligation of the Buyer, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy and other laws of general application relating to creditors' rights or general principles of equity. Maryland is the only jurisdiction in which the character and location of the properties owned or leased by the Buyer or the nature of the business conducted by the Buyer makes qualification necessary.

     3.2 CAPITAL STOCK. The Buyer has an authorized capitalization consisting of 50,000,000 shares of common stock, par value $.01 per share, of which 8,905,000 shares are issued and outstanding; zero shares are held in the Buyer's treasury. All such outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth on Schedule
3.2 heretofore delivered by the Buyer to the Sellers, no shares of capital stock of the Buyer are reserved for issuance, and there are no outstanding options, warrants, rights, calls commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of the Buyer, other than as contemplated by this Agreement.

     3.3 SUBSIDIARIES AND INVESTMENTS. Set forth in Schedule 3.3 heretofore furnished by the Buyer to Eastbrokers is a list of each of the Buyer's direct and indirect Subsidiaries. Each Subsidiary set forth on such schedule is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation (as indicated on such schedule), and has all requisite power and authority to own its property and to carry on its business as presently conducted. Each Subsidiary is qualified to do business in all jurisdictions in which the character and location of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary except such jurisdictions where the failure to so qualify will not have a Material Adverse Effect on the Buyer and its Subsidiaries. Except as set forth in Schedule 3.3, all of the outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable, and is owned, of record and beneficially, by the Buyer, free and clear of all Liens whatsoever. Except as set forth in Schedule 3.3, no shares of capital stock of any Subsidiary are reserved for issuance, and there are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of any Subsidiary. Except as set forth in Schedule 3.3, neither the Buyer nor any Subsidiary listed therein owns, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any other corporation, association, trust, partnership, joint venture or other Person.


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     3.4  FINANCIAL STATEMENTS AND NO MATERIAL CHANGES.  The Buyer has
heretofore furnished the Sellers with the balance sheet of the Buyer as of December 31 in each of the years 1995 and 1994, and the related consolidated statements of operations, statement of changes in stockholders' equity and statements of cash flows for the years then ended, all audited by Pannell Kerr Forster, PC. (The balance sheet of the Buyer, as of December 31, 1995, is hereinafter referred to as the "Balance Sheet".) Such financial statements, including the footnotes thereto, except as indicated therein, have been prepared in accordance with United States generally accepted accounting principles consistently applied throughout the periods indicated. Such balance sheets fairly present the financial condition of the Buyer at the respective dates thereof and, except as indicated therein, reflect all claims against and all debts and liabilities of the Buyer, fixed or contingent, as at the respective dates thereof which were required to be reflected therein in accordance with United States generally accepted accounting principles, and such statements of operations fairly present the results of the operations of the Buyer for the periods indicated. Since December 31, 1995 (the "Balance Sheet Date"), there has been no Material Adverse Change of the Buyer, except as disclosed in or pursuant to this Agreement.

     3.5 BOOKS AND RECORDS. All accounts, books, ledgers and official and other records material to the business of the Buyer have been fully, properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies contained or reflected therein, and, taken as a whole, they give and reflect a true and fair view of the financial position of the Buyer. The minute books of the Buyer, as previously made available to the Sellers, contain accurate records of all meetings of and written consents by the shareholders and boards of directors of the Buyer and its Subsidiaries. Except as set forth in Schedule 3.5 heretofore delivered by the Buyer to the Sellers, the Buyer does not have any of its respective records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Buyer. The Buyer keeps its records and books of account in conformity with United States generally accepted accounting principles.

     3.6 TITLE TO PROPERTIES; ENCUMBRANCES. The Buyer and each Subsidiary has good title to (a) all its respective properties and assets, including, without limitation, all the properties and assets reflected in the Balance Sheet, except as indicted in the notes thereto and except for properties disposed of since the Balance Sheet Date in the ordinary course of business, and (b) all the properties and assets purchased by the Buyer and each Subsidiary since the Balance Sheet Date (except for properties and assets acquired since the Balance Sheet Date which have been sold or otherwise disposed of in the ordinary course of business), in each case subject to no Lien of any kind or character, except for Permitted Encumbrances.

     3.7 REAL PROPERTY AND PLANT. Schedule 3.7 heretofore delivered by the Buyer to the Sellers contains an accurate and complete list of all real property owned in whole or in part by the Buyer or any Subsidiary and includes the name of the record title holder thereof and a list of all indebtedness secured by a Lien thereon. Except as disclosed in a title report with respect to any property listed on Schedule 3.7 heretofore delivered by the Buyer to the Sellers, the Buyer and its Subsidiaries, respectively, have good and marketable title in fee simple to all of the real


                                       -7-
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property specified as owned by each on Schedule 3.7, free and clear of all Liens of any kind or character, except for Permitted Encumbrances.

     3.8 LEASES. Schedule 3.8 heretofore delivered by the Buyer to the Sellers contains an accurate and complete list and a brief description of the terms of all material leases to which the Buyer or any Subsidiary is a party (as lessee or lessor). Except as set forth in said Schedule 3.8, each lease listed therein is in full force and effect; all rents and additional rents due to date on each such lease have been paid; in each case, the lessee has been in peaceable possession since the commencement of the original terms of such lease and is not in default thereunder and no waiver, indulgence or postponement of the lessee's obligations thereunder has been granted by the lessor; and there exists no event of default or event, occurrence, condition or act (including completion of the transactions contemplated by this Agreement) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a material default under such lease. Neither the Buyer nor any Subsidiary has violated any of the terms or conditions under any such lease in any material respect, and to the best knowledge, information and belief of the Buyer all of the covenants to be performed by any other party under any such lease have been fully performed in all material respects. The property leased by the Buyer or any Subsidiary is adequate and suitable for the purposes for which it is presently being used.

     3.9 AGREEMENTS, CONTRACTS, COMMITMENTS, INVESTMENTS, LOANS, GUARANTIES. Except as set forth in Schedule 3.9 heretofore delivered by the Buyer to the Sellers, neither the Buyer nor any Subsidiary has or is bound by (a) any agreement, contract or commitment relating to the employment of any person, or any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan, (b) any agreement, indenture or other instrument pursuant to which the Buyer or any Subsidiary has borrowed money or which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock,
(c) any agreement, contract or commitment relating to capital expenditures, (d) any loan or advance to, or investment in any other Person (other than investments of the Buyer in the capital stock of its Subsidiaries), or any agreement, contract or commitment relating to the making of any such loan, advance or investment, (e) any guarantee or other contingent liability in respect of any indebtedness or obligation of any other Person (other than the endorsement of negotiable instruments for collection in the ordinary course of business), (f) any management service, consulting or other similar type of contract, (g) any agreement, contract or commitment limiting the freedom of the Buyer or any of its Subsidiaries to conduct its business as presently conducted or to compete with any other Person, or (h) any agreement, contract or commitment which involves the payment of $100,000 or more and is not cancelable without penalty within 90 days, or (i) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise. Except as set forth in Schedule 3.9, each such contract or agreement is in full force and effect, and there exists no material event of default or event, occurrence, condition, or act which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a material default thereunder. To the best knowledge, information and belief of the Buyer, neither the Buyer nor any Subsidiary has violated any of the terms or conditions thereof in any material respect, and all of the material covenants to be performed by any other party thereto have been fully performed excepted for waivers granted in the ordinary course of business.


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     3.10 RESTRICTIVE DOCUMENTS.  Except as set forth in Schedule 3.10 heretofore delivered by the Buyer to the Seller, neither the Buyer nor any Subsidiary is subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character which would prevent (i) the consummation of the transactions contemplated by this Agreement, (ii) compliance by the Buyer or any of its Subsidiaries with the terms, conditions and provisions hereof or (iii) the continued operation of the Buyer or any Subsidiary's business after the date hereof or the Closing Date on substantially the same basis as heretofore operated.

     3.11 LITIGATION. There is no action, suit or proceeding, at law or in equity, by any person or entity, or any arbitration or any administrative or other proceeding by or before any governmental or other instrumentality or agency, pending, or, to the best of the knowledge, information and belief of the Buyer, threatened, against or affecting the Buyer or any of its Subsidiaries, or any property or the rights of any thereof, which could materially and adversely affect the right or ability of the Buyer or any of its Subsidiaries to carry on its business as now conducted, or which could have a Material Adverse Effect on the Buyer and its Subsidiaries; and to the best knowledge, information and belief of the Buyer, it does not know of any valid basis for any such action, suit or proceeding or recognize a basis on which one should reasonably anticipate any investigation by any governmental or other instrumentality or agency. Neither the Buyer nor any of its Subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding which may have a Material Adverse Effect on their businesses.

     3.12 TAXES. The Buyer has filed or caused to be filed, within the times and in the manner prescribed by law, all federal, state and local tax returns and tax reports which are required to be filed by, or with respect to, the Buyer or any of its Subsidiaries. Such returns and reports are, to the best knowledge and belief of the Buyer, true, correct and complete. All federal, state and local income, profits, franchises, sales, use, occupancy, excise and other Taxes and assessments (including interest and penalties) payable by, or due from, the Buyer or any of its Subsidiaries have been fully paid or adequately disclosed and fully provided for in the books and financial statements of the Buyer and its Subsidiaries. No examination of any tax return of the Buyer or any of its Subsidiaries is currently in progress and there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of the Buyer or any of its Subsidiaries.

     3.13 INSURANCE. Set forth in Schedule 3.13 heretofore delivered by the Buyer to the Sellers is a complete list of insurance policies which the Buyer and its Subsidiaries maintain with respect to their businesses, properties or employees. Such policies are in full force and effect. All premiums of such insurance policies have been paid to date and no notices of cancellation or non-renewal have been issued. The Buyer has not made any claims on such policies at any time during the years of 1994, 1995 and 1996 through the date of the Closing.

     3.14 INTELLECTUAL PROPERTIES. Neither the Buyer nor any of its Subsidiaries owns any patents, trademarks, trade names, service marks or copyrights. The Buyer and its Subsidiaries have all rights to trade secrets and confidential information required to carry on their respective businesses as presently conducted. No claim of infringement or misappropriation of intellectual property has been made against the Buyer or any of its Subsidiaries, and none of them is infringing or misappropriating any intellectual property.


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

     3.15 EMPLOYEE BENEFIT PLANS. Set forth in Schedule 3.15 heretofore delivered by the Buyer to the Sellers is an accurate and complete list of all employee benefit plans, established, maintained or contributed to by the Buyer or any of its Subsidiaries.

     3.16 INTERESTS IN CLIENTS, SUPPLIERS, ETC.  Except as set forth on
Schedule 3.16 heretofore delivered by the Buyer to the Sellers, no officer or director of the Buyer or its Subsidiaries, possesses, directly or indirectly, any financial interest exceeding $50,000 in, or is a director, officer or employee of, any corporation, firm, association or business organization which is a client, supplier, customer, lessor, lessee, or competitor of the Buyers or its Subsidiaries.

     3.17 BANK ACCOUNTS, POWERS OF ATTORNEY AND COMPENSATION OF EMPLOYEES.
Set forth in Schedule 3.17 heretofore delivered by the Buyer to the Sellers is an accurate and complete list showing (a) the name and address of each bank in which the Buyer or any of its Subsidiaries has an account or safe deposit box, the number of any such account or any such box and the names of all persons authorized to draw thereon or to have access thereto, and (b) the names of all persons, if any, holding powers of attorney from the Buyer or any of its Subsidiaries and a summary statement of the terms thereof. There has been made available to the Sellers an accurate and complete list showing the names of all persons whose base salary from the Buyer or any of its Subsidiaries for the fiscal year ended on the Balance Sheet Date exceeded an annualized rate of $100,000 together with a statement of the full amount paid or payable to each such person for services rendered during such fiscal year.

     3.18 NO CHANGES PRIOR TO DATE OF THIS AGREEMENT. Except as expressly contemplated hereby, during the period from the Balance Sheet Date to the date of the execution and delivery of this Agreement neither the Buyer nor any of its Subsidiaries has (i) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except in the ordinary course of business, (ii) permitted any of its assets to be subjected to any Lien of any kind, except in the ordinary course of business, (iii) sold, transferred or otherwise disposed of any assets, except in the ordinary course of business,
(iv) made any capital expenditure or commitment therefor except in the ordinary course of business, (v) declared or paid any dividend or made any distribution on any shares of its capital stock, or redeemed, purchased or otherwise acquired any shares of its capital stock, or granted any option, warrant or other right to purchase or acquire any such shares, (vi) made any bonus or profit sharing distribution or payment of any kind, (vii) increased its indebtedness for borrowed money, except current borrowings from banks in the ordinary course of business, or made any loan to any Person, (viii) written down the value of any work-in-progress, or written off as uncollectible any notes or accounts receivable, except write-downs and write-offs in the ordinary course of business, none of which, individually or in the aggregate, is material to the Buyer and its Subsidiaries, (ix) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any executive employee or other employees, except in the ordinary course of business and except as provided for in (vi) above, (x) cancelled or waived any claims or rights of substantial value, (xi) made any significant change in any method of accounting or auditing practice, (xii) otherwise conducted its business, or entered into any transaction, except in the ordinary course of business, or (xiii) agreed to do any of the foregoing.

     3.19 DISCLOSURE. None of this Agreement, the financial statements referred to in 3.4 above, or any schedule, exhibit, certificate, document or statement in writing which has been supplied by or on behalf of the Buyer or any of its Subsidiaries, or by any of their directors or officers, in connection with the transactions contemplated hereby, taken as a whole, contains any untrue statement of a material fact, or omits any statement of a material fact required to be stated or necessary in order to make the statements contained herein or therein not misleading.

     3.20 BROKER'S OR FINDER'S FEES. Except as set forth on Schedule 3.20 previously furnished by the Buyer to the Sellers, no agent, broker, person or firm acting on behalf of the Buyer is, or will be, entitled to any commission or broker's or finder's fee from any of the parties hereto, or from any person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

     3.21 COPIES OF DOCUMENTS. The Buyer has caused to be made available for inspection and copying by the Sellers and their advisers true, complete and correct copies of all documents referred to in this Article III or in any schedule furnished by the Buyer to the Sellers as stated in this Agreement or otherwise requested by the Sellers.

                                   ARTICLE IV
                           REPRESENTATIONS OF SELLERS

     4. REPRESENTATIONS OF SELLERS. The Sellers jointly and severally represent, warrant, covenant and agree as of the date of this Agreement as follows:

     4.1 EXISTENCE, CORPORATE AUTHORITY AND GOOD STANDING. Eastbrokers is a corporation duly organized, validly existing and has and the Sellers guarantee the existence of the requisite corporate licenses under the laws of Austria. Eastbrokers has the power and authority to own its property and to carry on its business as now being conducted. This Agreement has been duly authorized, executed and delivered by Eastbrokers and is the legal, valid and binding obligation of Eastbrokers and each of the Sellers, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy and other laws of general application relating to creditors' rights or general principles of equity. Austria is the only jurisdiction in which the character and location of the properties owned or leased by Eastbrokers or the nature of the business conducted by Eastbrokers makes qualification necessary.

     4.2 CAPITAL STOCK. Eastbrokers has an authorized capitalization consisting of two (2) registered shares, nominal value per share 500,000 Austrian schillings; one (1) registered share, nominal value 1,000 Austrian schillings; one hundred twenty (120) bearer shares, nominal value per share 1,000 Austrian schillings; and five hundred twenty-eight thousand seven hundred ninety (528,790) bearer shares, nominal value per share 100 Austrian schillings; zero shares are held in Eastbrokers treasury. All such outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth on Schedule 4.2 heretofore delivered by the Sellers to Buyer, no shares of capital stock of Eastbrokers are reserved for issuance, and there are no outstanding options, warrants, rights, calls commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of Eastbrokers, other than as contemplated by this Agreement.

     4.3 TITLE TO SHARES. Prior to the Closing, the Sellers shall deliver to the Buyer EXHIBIT A setting forth the number of shares owned directly by each Seller, and the number of shares held indirectly by Hypo Karntner Landesbank as agent, which shares shall, in the aggregate, represent eighty percent (80%) of the issued and outstanding capital stock of Eastbrokers. As of the Closing, each of the Sellers shall own valid, good and marketable title to the number of shares of Eastbrokers stock set forth opposite his name on EXHIBIT A, free and clear of all Liens whatsoever, and Hypo Karntner Landesbank shall hold indirectly as agent, and shall have the authority and right to enter into this Agreement and to sell and transfer, good and marketable title to the number of shares of Eastbrokers stock set forth opposite its name on EXHIBIT A, free and clear of all Liens whatsoever.

     4.4 SUBSIDIARIES AND INVESTMENTS. Set forth in Schedule 4.4 heretofore furnished by the Sellers to Buyer is a list of each Eastbrokers' direct and indirect Subsidiaries. Each Subsidiary set forth on such schedule is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation (as indicated on such schedule), and has all requisite power and authority to own its property and to carry on its business as presently conducted. Each Subsidiary is qualified to do business in all jurisdictions in which the character and location of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary except such jurisdictions where the failure to so qualify will not have a materially adverse effect on the business of Eastbrokers and its Subsidiaries. Except as set forth in Schedule 4.4, all of the outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable, and is owned, of record and beneficially, by Eastbrokers, free and clear of all Liens whatsoever. Except as set forth in Schedule 4.4, no shares of capital stock of any Subsidiary are reserved for issuance, and there are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of such Subsidiary. Except as set forth in Schedule 4.4, neither Eastbrokers nor any Subsidiary listed therein owns, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any other corporation, association, trust, partnership, joint venture or other Person.

     4.5  FINANCIAL STATEMENTS AND NO MATERIAL CHANGES.  Set forth in Schedule
4.5 heretofore furnished by the Sellers to the Buyer is a list of each of Eastbrokers' material subsidiaries and investments accounted for under the equity method ("Eastbrokers' Material Subsidiaries" and "Equity Investments," respectively) for the years ended December 31, 1994 and 1995, and the quarters ended March 31, 1996 and 1995, as determined under United States generally accepted accounting principles. The Sellers have heretofore furnished or intend to furnish the Buyer with the following financial statements:

      (i) the consolidated (includes Eastbrokers' Material Subsidiaries and Equity Investments) balance sheets of Eastbrokers as of December 31 in each of the years 1995 and 1994, and for the quarters ended March 31, 1996 and 1995, and the related statements of operations, statement of changes in stockholders' equity and statements of cash flows for the years and the quarters then ended, all compiled and consolidated under Austrian generally accepted accounting principles and converted to United States generally accepted accounting principles by Pannell Kerr Forster, PC;

      (ii) the unconsolidated balance sheet of Eastbrokers as of December 31, 1995 and the related statement of operations, statement of changes in stockholders' equity and statement of cash flows for the year then ended audited by Deloitte & Touche (the balance sheet of Eastbrokers as of December 31, 1995 is hereinafter referred to as the "Eastbrokers Balance Sheet");

     (iii) the unconsolidated balance sheet of Eastbrokers as of December
31, 1994 and the related statement of operations, statement of changes in stockholders' equity and statement of cash flows for the year then ended audited by Arthur Andersen.

     (iv) the balance sheets of WMP Borsenmakler AG as of December 31, 1995 and 1994 and the related statements of operations, statements of changes in stockholders' equity and statements of cash flows for the years then ended audited by Deloitte &Touche.

     (v) the balance sheets of Eastbrokers' Material Subsidiaries as of December 31 in each of the years 1995 and 1994, and for the quarters ended March 31, 1996 and 1995, and the related statements of operations, statements of changes in stockholders' equity and statements of cash flows, all audited by certified public accountants of the country in which the entity was incorporated. (The balance sheets of Eastbrokers' Material Subsidiaries as of December 31, 1995, are hereinafter referred to as the "Eastbrokers' Material Subsidiary Balance Sheets").

     All of the foregoing financial statements, including the footnotes thereto, except as indicated therein, have been or shall be prepared in accordance with generally accepted accounting principles of Austria, or in accordance with the generally accepted accounting principles of the country in which Eastbrokers or the Eastbrokers' Material Subsidiary was incorporated, consistently applied throughout the periods indicated. The Eastbrokers Balance Sheet and the Eastbrokers' Material Subsidiary Balance Sheets shall fairly present the financial condition of Eastbrokers and the Eastbrokers' Material Subsidiaries at the respective dates thereof and, except as indicated therein, shall reflect all claims against and all debts and liabilities of Eastbrokers and the Eastbrokers' Material Subsidiaries, fixed or contingent, as at the respective dates thereof and related statements of income shall fairly present the results of the operation of Eastbrokers and the Eastbrokers' Material Subsidiaries for the periods indicated. The Eastbrokers Balance Sheet and such statements of income were or shall be required to be reflected therein in accordance with United States generally accepted accounting principles, Since December 31, 1995 (the "Balance Sheet Date"), there has been no Material Adverse Change in Eastbrokers or the Eastbrokers' Material Subsidiaries, except as disclosed in or pursuant to this Agreement.

     4.6 BOOKS AND RECORDS. Except as set forth in the Schedule 4.6 heretofore delivered by the Sellers to the Buyer, all accounts, books, ledgers and official and other records material to the business of Eastbrokers and its Subsidiaries have been fully, properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies contained or reflected therein, and, taken as a whole, they give and reflect a true and fair view of the financial position of Eastbrokers and its Subsidiaries. The minute books of Eastbrokers and its Subsidiaries, as previously made available to the Buyer, contain accurate records of all meetings of and written consents by the shareholders and boards of directors of Eastbrokers and its Subsidiaries.
Except as set forth in Schedule 4.6 heretofore delivered by the Sellers to the Buyer, Eastbrokers and its Subsidiaries do not have any of their respective records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly depen-dent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of Eastbrokers and its Subsidiaries. Eastbrokers and its Subsidiaries keep their respective records and books of account in conformity with generally accepted accounting principles of the country in which Eastbrokers or its Subsidiaries is incorporated.

     4.7 TITLE TO PROPERTIES; ENCUMBRANCES. Eastbrokers and each Subsidiary has good title to (a) all its respective properties and assets, including, without limitation, all the properties and assets reflected in the Eastbrokers Balance Sheet and the Subsidiary Balance Sheets, except as indicated in the notes thereto and except for properties disposed of since the Balance Sheet Date in the ordinary course of business, and (b) all the properties and assets purchased by Eastbrokers and each Subsidiary since the Balance Sheet Date (except for properties and assets acquired since the Balance Sheet Date which have been sold or otherwise disposed of in the ordinary course of business), in each case subject to no Lien of any kind or character, except for Permitted Encumbrances.

     4.8 REAL PROPERTY AND PLANT. Schedule 4.8 heretofore delivered by the Sellers to the Buyer contains an accurate and complete list of all real property owned in whole or in part by Eastbrokers or any Subsidiary and includes the name of the record title holder thereof and a list of all indebtedness secured by a Lien thereon. Eastbrokers and the Subsidiaries, respectively, have good and marketable title to all of the real property specified as owned by each on
Schedule 4.8, free and clear of all Liens of any kind or character, except for Permitted Encumbrances.

     4.9 LEASES. Schedule 4.9 heretofore delivered by the Sellers to the Buyer contains an accurate and complete list and, a brief description of the terms of all material leases to which Eastbrokers or any Subsidiary is a party (as lessee or lessor). Except as set forth in said Schedule 4.9, each lease listed therein is in full force and effect; all rents and additional rents due to date on each such lease have been paid; in each case, the lessee has been in peaceable possession since the commencement of the original terms of such lease and is not in default thereunder and no waiver, indulgence or postponement of the lessee's obligations thereunder has been granted by the lessor; and there exists no event of default or event, occurrence, condition or act (including completion of the transactions contemplated by this Agreement) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a material default under such lease. Neither Eastbrokers nor any Subsidiary has violated any of the terms or conditions under any such lease in any material respect, and to the best knowledge, information and belief of the Sellers all of the covenants to be performed by any other party under any such lease have been fully performed in all material respects. The property leased by Eastbrokers or any Subsidiary is adequate and suitable for the purposes for which it is presently being used.

     4.10 AGREEMENTS, CONTRACTS, COMMITMENTS, INVESTMENTS, LOANS, GUARANTIES. Except as set forth in Schedule 4.10 heretofore delivered by the Sellers to the Buyer, neither Eastbrokers nor any Subsidiary has or is bound by (a) any agreement, contract or commitment relating to the employment of any person, or any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan, (b) any agreement, indenture or other instrument pursuant to which Eastbrokers or any Subsidiary has borrowed money or which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock, (c) any agreement, contract or commitment relating to capital expenditures, (d) any loan or advance to, or investment in any other Person (other than investments of Eastbrokers in the capital stock of its Subsidiaries), or any agreement, contract or commitment relating to the making of any such loan, advance or investment, (e) any guarantee or other contingent liability in respect of any indebtedness or obligation of any other Person (other than the endorsement of negotiable instruments for collection in the ordinary course of business), (f) any management service, consulting or other similar type of contract, (g) any agreement, contract or commitment limiting the freedom of Eastbrokers or any of its Subsidiaries to conduct its business as presently conducted or to compete with any other Person, or (h) any agreement, contract or commitment which involves the payment of $100,000 or more and is not cancelable without penalty within 90 days, (i) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise. Except as set forth in Schedule 4.10, each such contract or agreement is in full force and effect, and there exists no material event of default or event, occurrence, condition, or act which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a material default thereunder. To the best knowledge, information and belief of the Sellers, neither Eastbrokers nor any Subsidiary has violated any of the terms or conditions thereof in any material respect, and all of the material covenants to be performed by any other party thereto have been fully performed excepted for waivers granted in the ordinary course of business.

     4.11 RESTRICTIVE DOCUMENTS. Neither Eastbrokers nor any Subsidiary is subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character which would prevent (i) the consummation of the transactions contemplated by this Agreement, (ii) compliance by Eastbrokers or any of its Subsidiaries with the terms, conditions and provisions hereof or (iii) the continued operation of Eastbrokers or any Subsidiary's business after the date hereof or the Closing Date on substantially the same basis as heretofore operated; provided, however, that Eastbrokers is required to give notice of this transaction to the appropriate Austrian banking authorities regarding ownership of WMP. None of the Sellers is subject to, or a party to, any such restriction that would have any of the consequences described in the preceding sentence.

     4.12 LITIGATION. Except as set forth in Schedule 4.12 heretofore delivered by the Sellers to the Buyer, there is no action, suit or proceeding, at law or in equity, by any person or entity, or any arbitration or any administrative or other proceeding by or before any governmental or other instrumentality or agency, pending, or, to the best of the knowledge, information and belief of the Sellers, threatened, against or affecting Eastbrokers or any of its Subsidiaries, or any property or the rights of any thereof, which could materially and adversely affect the right or ability of Eastbrokers or any of its Subsidiaries to carry on its business as now conducted, or which could have a Material Adverse Effect on Eastbrokers and its Subsidiaries; and to the best knowledge, information and belief of the Sellers, they do not know of any valid basis for any such action, suit or proceeding or recognize a basis on which one should reasonably anticipate any investigation by any governmental or other instrumentality or agency. Neither Eastbrokers nor any of its Subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding which may have a Material Adverse Effect on their businesses.

     4.13 TAXES. Eastbrokers has filed or caused to be filed, within the times and in the manner prescribed by law, all federal, state and local tax returns and tax reports which are required to be filed by, or with respect to, Eastbrokers or any of its Subsidiaries. Such returns and reports are, to the best knowledge and belief of the Sellers, true, correct and complete. All Taxes (including interest and penalties) payable by, or due from, Eastbrokers or any of its Subsidiaries have been fully paid or adequately disclosed and fully provided for in the books and financial statements of Eastbrokers and its Subsidiaries. The federal income tax liability of Eastbrokers and its Subsidiaries has been finally determined for all fiscal years to and including the fiscal year ended 1994. No examination of any tax return of Eastbrokers or any of its Subsidiaries is currently in progress and there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Eastbrokers or any of its Subsidiaries.

     4.14 INSURANCE. Set forth in Schedule 4.14 heretofore delivered by the Sellers to the Buyer is a complete list of insurance policies having annual premiums in excess of $25,000 which Eastbrokers and its Subsidiaries maintain with respect to their businesses, properties or employees. Such policies are in full force and effect. All premiums of such insurance policies have been paid to date and no notices of cancellation or non-renewal have been issued. The Seller has not made any claims on such policies at any time during the years 1994, 1995 and 1996 through the date of the Closing.

     4.15 INTELLECTUAL PROPERTIES. Except as set forth in Schedule 4.15 heretofore delivered by the Sellers to the Buyer, neither Eastbrokers nor any of its Subsidiaries owns any patents, trademarks, trade names, service marks, copyrights or rights in any of the foregoing. Eastbrokers or its Subsidiaries is the true and lawful owner of each item listed on Schedule 4.15, and said Schedule lists all intellectual property of the foregoing types required to carry on their respective businesses as presently conducted. Further, Eastbrokers and its Subsidiaries have all rights to trade secrets and confidential information required to carry on their respective businesses as presently conducted. No claim of infringement or misappropriation of intellectual property has been made against Eastbrokers or any of its Subsidiaries, and none of them is infringing or misappropriating any intellectual property.

     4.16 CLIENT RELATIONS. There has not been, and neither Eastbrokers, its Subsidiaries nor the Sellers have received any oral or written notice from any of its clients indicating any material adverse change in relations between Eastbrokers or any of its Subsidiaries and its clients as a result of the announcement or completion of the transactions contemplated by this Agreement.

     4.17 ACCOUNTS RECEIVABLE; WORK-IN PROGRESS. The amount of all accounts receivable and unbilled invoices of Eastbrokers and its Subsidiaries as being due to Eastbrokers and its Subsidiaries as at the Closing Date (less the amount of any provision or reserve therefor made in the records and books of account of Eastbrokers and its Subsidiaries and reflected therein as of the Closing Date) will be good and collectible in full in the ordinary course of business. The amount of all work-in-progress appearing in the records and books of account of Eastbrokers and its Subsidiaries as at the Closing Date (less the amount of any provision or reserve therefor made in such records and books of account) will be good and collectible in full in the ordinary course of business; and none of the accounts receivable or other debts arising therefrom will be subject to any counterclaim or set-off except to the extent of any such provision or reserve. There has been no material change since the Balance Sheet Date in the amount of the accounts receivable or other debts due to Eastbrokers and its Subsidiaries, work-in-progress or the allowances with respect thereto, or accounts payable of Eastbrokers and its Subsidiaries, from that reflected in the Balance Sheet other than in the ordinary course of business of Eastbrokers and its Subsidiaries.

     4.18 EMPLOYMENT RELATIONS. (a) Eastbrokers and each of its Subsidiaries is in substantial compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and, to the best knowledge, information and belief of the Sellers, is not engaged in any unfair labor practice; (b) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the best knowledge, information and belief of the Sellers, threatened against or involving Eastbrokers or any of its Subsidiaries; (c) no union currently demands representation as bargaining agent for any employees of Eastbrokers or any of its Subsidiaries; (d) no grievance which might have a Material Adverse Effect on Eastbrokers or any of its Subsidiaries, or the conduct of its business nor any arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted; (e) no collective bargaining agreement is currently being negotiated by Eastbrokers or any of its Subsidiaries; and (f) neither Eastbrokers nor any of its Subsidiaries has experienced any work stoppage during the last three years. The Sellers do not believe that there has been any basis on which one should reasonably anticipate any Material Adverse Change in relations with employees, taken as a group, as a result of the announcements of the transactions contemplated by this Agreement.

     4.19 EMPLOYEE BENEFIT PLANS. Set forth in Schedule 4.19 heretofore delivered by the Sellers to the Buyer is an accurate and complete list of all employee benefit plans, established, maintained or contributed to by Eastbrokers or any of its Subsidiaries.

     4.20 INTERESTS IN CLIENTS, SUPPLIERS, ETC.  Except as set forth on Schedule
4.20 heretofore delivered by the Sellers to the Buyer, no Seller, nor any officer or director of Eastbrokers or its Subsidiaries, possesses, directly or indirectly, any financial interest exceeding $50,000 in, or is a director, officer or employee of, any corporation, firm, association or business organization which is a client, supplier, customer, lessor, lessee, or competitor of Eastbrokers or its Subsidiaries.

     4.21 BANK ACCOUNTS, POWERS OF ATTORNEY AND COMPENSATION OF EMPLOYEES.
Set forth in Schedule 4.21 heretofore delivered by the Sellers to the Buyer is an accurate and complete list showing (a) the name and address of each bank in which Eastbrokers or any of its Subsidiaries has an account or safe deposit box, the number of any such account or any such box and the names of all persons authorized to draw thereon or to have access thereto, and (b) the names of all persons, if any, holding powers of attorney from Eastbrokers or any of its Subsidiaries and a summary statement of the terms thereof. There has been made available to the Buyer an accurate and complete list showing the names of all persons whose base salary from Eastbrokers or any of its Subsidiaries for the fiscal year ended on the Balance Sheet Date exceeded an annualized rate of $100,000 together with a statement of the full amount paid or payable to each such person for services rendered during such fiscal year.

     4.22 INVESTMENT ADVISOR. Set forth on Schedule 4.22 heretofore delivered by the Sellers to the Buyer is an accurate and complete list of all funds as to which Eastbrokers or any of its Subsidiaries acts as an investment advisor. Eastbrokers or the subject subsidiary has a valid, binding and enforceable investment advisory agreement for all funds listed on such Schedule.

     4.23 NO CHANGES PRIOR TO DATE OF THIS AGREEMENT. Except as expressly contemplated hereby, during the period from the Balance Sheet Date to the date of the execution and delivery of this Agreement neither Eastbrokers nor any of its Subsidiaries has (i) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except in the ordinary course of business, (ii) permitted any of its assets to be subjected to any Lien of any kind, except in the ordinary course of business, (iii) sold, transferred or otherwise disposed of any assets, except in the ordinary course of business,
(iv) made any capital expenditure or commitment therefor except in the ordinary course of business, (v) declared or paid any dividend or made any distribution on any shares of its capital stock, or redeemed, purchased or otherwise acquired any shares of its capital stock, or granted any option, warrant or other right to purchase or acquire any such shares, (vi) made any bonus or profit sharing distribution or payment of any kind, (vii) increased its indebtedness for borrowed money, except current borrowings from banks in the ordinary course of business, or made any loan to any Person, (viii) written down the value of any work-in-progress, or written off as uncollectible any notes or accounts receivable, except write-downs and write-offs in the ordinary course of business, none of which, individually or in the aggregate, is material to Eastbrokers and its Subsidiaries, (ix) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any executive employee or other employees, except in the ordinary course of business and except as provided for in (vi) above, (x) cancelled or waived any claims or rights of substantial value, (xi) made any significant change in any method of accounting or auditing practice, (xii) otherwise conducted its business, or entered into any transaction, except in the ordinary course of business, or (xiii) agreed to do any of the foregoing.

     4.24 DISCLOSURE. None of this Agreement, the financial statements referred to in 4.5 above, or any exhibit, schedule, certificate, document or statement in writing which has been supplied by or on behalf of the Sellers or Eastbrokers or any of its Subsidiaries, or by any of their directors or officers, in connection with the transactions contemplated hereby, taken as a whole, contains any untrue statement of a material fact, or omits any statement of a material fact required to be stated or necessary in order to make the statements contained herein or therein not misleading.

     4.25 FORECAST. Eastbrokers has delivered to the Buyer a written forecast showing billings, operating income, pretax profits and consolidated net income for Eastbrokers and its Subsidiaries for the twelve months ending December 31, 1996 and 1997. Such forecast was prepared in good faith after due and careful inquiry.

     4.26 BROKER'S OR FINDER'S FEES. No agent, broker, person or firm acting on behalf of the Sellers, Eastbrokers is, or will be, entitled to any commission or broker's or finder's fee from any of the parties hereto, or from any person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

     4.27 COPIES OF DOCUMENTS. The Sellers have caused to be made available for inspection and copying by the Buyer and its advisers true, complete and correct copies of all documents referred to in this Article IV or in any schedule furnished by the Sellers to the Buyer as stated in this Agreement or otherwise requested by the Buyer.

                                    ARTICLE V
                                OTHER AGREEMENTS

     5.1 EMPLOYMENT AGREEMENTS. Prior to or simultaneously with the execution and delivery of this Agreement, Buyer shall enter into employment agreements, or guarantee the terms and conditions of employment agreements entered into between Eastbrokers, or one of its Subsidiaries, and Wolfgang Kossner, August A. de Roode and Peter Schmid in the forms of EXHIBITS B, C AND D, respectively. The employment agreements of Dr. Michael Sumichrast and Martin A. Sumichrast shall be affirmed in there entirety and are attached as EXHIBITS E AND F, respectively. The employment agreement of Ing. Petr Bednarik shall be terminated as of the Closing.

     5.2 RESTRICTED SECURITIES. Sellers hereby acknowledge that the Buyer Stock being issued to them pursuant to this Agreement has not been registered under the Securities Act of 1933 (the "Act") and will constitute "restricted securities" within the meaning of Rule 144 under the Act. The certificates evidencing these shares will bear a legend restricting their transfer in violation of the Act. The certificates evidencing these shares will also bear a legend restricting their sale on any United States public trading market for a period of two years from the Closing date.

     5.3 GRANT OF OPTIONS. At the Closing, options to acquire 500,000 shares of Buyer Stock at $2 per share will be granted to those persons designated by Sellers and options to acquire an equal number of shares at the same price will be granted to those persons designated by the Buyer. These options will be evidenced by option agreements substantially in the form of EXHIBIT G and will be exercisable for a period of three years.

     5.4 WMP SHARES. The Sellers hereby acknowledge that as of the date of this Agreement the Sellers or Eastbrokers either owns in the aggregate 51% of the issued and outstanding shares of WMP Borsenmakler AG ("WMP") or, in conjunction with the shares owned, has or shares, direct or indirect, voting control of 51% of the issued and outstanding shares of WMP (such shares of WMP together with any additional shares of WMP of which any of the Sellers may hereinafter, directly or indirectly, acquire or otherwise have obtained or shared beneficial ownership shall be collectively referred to as the "Sellers' WMP Shares"). The Buyer acknowledges and agrees that Eastbrokers ownership of WMP may be reduced at or prior to the Closing to 40% of the issued and outstanding capital stock of such company (on a fully diluted basis). Each of the Sellers hereby covenants and agrees with Buyer that, for the three year period following the Closing, he shall vote any of the Sellers' WMP Shares over which he has or shares, direct or indirect, voting control in favor of any recommendation adopted by two thirds of the Board of Directors of the Buyer with respect to a Material Event involving WMP. The foregoing agreement shall also apply to any Sellers' WMP Shares which are sold, assigned or otherwise transferred to an affiliate of a Seller. Unless otherwise required by mandatory statutory law, Eastbrokers and the Sellers covenant and agree that, effective as of the Closing Date, the Bylaws of WMP (or other governing instrument) shall be amended to provide that any vote cast otherwise than as contemplated by this section 5.4 shall be null and void and of no force or effect. The certificates evidencing the Sellers WMP Shares shall bear a legend reflecting the pro-visions of this Section 5.4.

     5.5 AMENDMENT OF BYLAWS. Effective as of the Closing, the Bylaws of the Buyer and Eastbrokers shall be amended so as to substantially conform with the terms and conditions of this Agreement. Buyer and Sellers agree to negotiate in good faith regarding any appropriate amendment to the bylaws of the Buyer and Eastbrokers which may be necessary to conform with the terms and conditions of this Agreement.

     5.6 COMPOSITION OF THE BUYER'S BOARD OF DIRECTORS. Effective as of the Closing, the Board of Directors of the Buyer shall consist of the Sellers, Michael Sumichrast, Martin Sumichrast, Randall Greene, Petr Bednarik and a designee of the Sellers. At the closing, Buyer will deliver to the Sellers a letter agreement signed by each of the Buyer Directors (as defined in Section 5.8) whereby they agree, at the written request of the Chief Executive Officer of Buyer delivered subsequent to the expiration of three years from the Closing Date, to resign from the Buyer's Board of Directors.

     5.7 OFFICERS OF THE BUYER. Effective as of the Closing, the officers of the Buyer shall be as follows: Michael Sumichrast - Chairman of the Board; August de Roode - Chief Executive Officer and Chief Operating Officer; Peter Schmid - President; and Martin Sumichrast - Executive Vice President and Chief Financial Officer.

     5.8 VOTING OF BUYER STOCK. The shares of Buyer Stock to be received pursuant to Sections 2.1, 2.3 and 2.4 of this Agreement, together with any additional shares of Buyer Stock of which any of the Sellers may hereinafter, directly or indirectly, acquire or otherwise obtain beneficial ownership shall be collectively referred to as the "Sellers' Shares". Each of the Sellers hereby covenants and agrees with Buyer that, for the three year period following the Closing, he shall vote any of the Sellers' Shares over which he has or shares, direct or indirect, voting control in favor of (i) any recommendation adopted by the Board of Directors of the Buyer with respect to a Material Event involving Buyer; and (ii) in respect of any vacancy created in the Board of Directors of the Buyer by reason of the resignation, removal or expiration of term of any of Michael Sumichrast, Martin A. Sumichrast, Randall F.Greene or Petr Bednarik or any successor to such person ("Buyer Directors"), in favor of the election to Buyer's Board of Directors of the individual(s) designated by a majority of the remaining Buyer Directors. The foregoing agreement shall also apply to any Sellers' Shares which are sold, assigned or otherwise transferred to an affiliate of a Seller. Sellers also covenant and agree that, effective as of the Closing Date, the Bylaws of Buyer shall be amended to provide that any votes cast otherwise than as contemplated by this Section 5.8 shall be null and void and of no force or effect. The certificates evidencing the Sellers' Shares shall bear a legend reflecting the provisions of this Section 5.8.

     5.9 BLACKBURN & GREENE FEE. The Buyer and the Sellers acknowledge and agree that the investment banking firm of Blackburn & Greene shall be paid at the Closing a fee for advisory services rendered to the Buyer, which fee shall consist of 100,000 shares of Buyer Stock.

     5.10 BRIDGE LOAN DOCUMENTS. Contemporaneous to the execution of this Agreement, the Buyer shall enter into an agreement providing Eastbrokers a bridge loan in the amount of US$ 1.5 million which shall bear a simple interest rate of 10% per annum. The principal and any accrued interest on the loan shall be due and payable six months from the date of such loan. The loan shall be secured by the personal guarantees of each of the Sellers. The loan shall be evidenced by a Loan Agreement, Non-Negotiable Promissory Note and Unconditional Guarantee (collectively, the "Bridge Loan Documents") substantially in the form of EXHIBITS H, I AND J.

     5.11 BUSINESS OF BUYER AND SELLER; ALLOCATION OF FUNDS; EASTBROKERS US. Upon the Closing, the Buyer intends to provide financing, accounting, legal, regulatory, investor relations and general administrative support to Eastbrokers
and its Subsidiaries.   Eastbrokers intends to continue to provide brokerage and
investment banking services to its existing client base. Buyer intends to organize a Delaware corporation ("Eastbrokers US"), and this subsidiary will act as a merchant banking operation for the Seller and Eastbrokers. Management of Eastbrokers US shall be Messrs. William Blackburn, N. Bradley Fleisher, Randall
F. Greene and Martin A. Sumichrast. Eastbrokers US intends to facilitate investment by U.S. entities into companies targeted by Eastbrokers for investment, facilitate merger and acquisition and related activities of Buyer and Eastbrokers, organize, raise investment capital for and manage offshore funds as market conditions prevail and provide business consulting services to US based companies.

     Upon the Closing, the Buyer presently anticipates that it will have approximately $5.0 million cash (net of the $1.5 million Bridge Loan described in section 5.10). As soon as practicable after the Closing, the Buyer intends to invest, through a capital stock purchase, an additional $5.0 million into Eastbrokers for purposes of on-lending and on-investing into Eastbrokers' Subsidiaries. Of this amount, $3.5 million will be funded through cash on hand and $1.5 million will be funded upon repayment of the Bridge Loan. Prior to the closing, the Buyer intends to contribute from cash on hand, $100,000 to the capital of Eastbrokers US in consideration of being issued 1,000,000 shares of Eastbrokers US (representing 100% of its issued and outstanding shares). Concurrently, Buyer will also contribute from cash on hand, $900,000 to Eastbrokers US in consideration of being issued 900,000 redeemable (at the Buyer's option, after three years) preferred shares of Eastbrokers US. Upon the sale of the Hotel Fortuna a.s., the Buyer will allocate $2,000,000 to Eastbrokers' related projects and $2,000,000 to Eastbrokers US related projects. Any remaining proceeds from the sale of the Hotel Fortuna a.s. shall be
determined by resolution of the board of directors of the Buyer.   To authorize
and approve the allocation of any funds other than as substantially provided in this Section shall require the vote of sixty-six and two thirds (66 2/3%) of the directors of the Buyer present at a meeting at which a quorum is present.

     As soon as practicable after the execution of this Agreement, the Buyer and Eastbrokers US intend to enter into a three year, merchant banking agreement whereby Eastbrokers US shall be the exclusive merchant banking representative of the Buyer, Eastbrokers and its Subsidiaries in the United States. The scope of such Agreement shall include any management contract of U.S. funds organized on
behalf of the Buyer, Eastbrokers or its Subsidiaries.   In addition, Eastbrokers
US will agree to issue 1,100,000 Class A Warrants ("Class A Warrants") to management, as set forth in Schedule 5.11. The Class A Warrants will be subject to a mutually satisfactory warrant agreement. Thirty (30%) percent of the Class A Warrant shall vest and become exercisable commencing one year from the date of this Agreement, thirty (30%) percent of the Class A Warrants shall vest and become exercisable commencing two years from the date of this Agreement and forty (40%) percent of the Class A Warrant shall vest and become exercisable commencing three years from the date of this Agreement. Vesting will be conditioned upon the holders continued management participation in Eastbrokers US during the vesting period and will accelerate in the event of termination without cause. Each Warrant entitles the holder to purchase one share of common stock of Eastbrokers US for $.15 each for a period of five years from the date of this Agreement. No additional shares of Eastbrokers US will be issued during the three years from the date of this Agreement, unless unanimously agreed upon by the Board of Directors of the Buyer. Management of Eastbrokers US will be compensated on a performance based formula. Management and buyer intend to enter into a mutually satisfactory buyout agreement with respect to Eastbrokers US.

                                   ARTICLE VI
                 CONDUCT OF BUSINESS; EXCLUSIVE DEALING; REVIEW

     6.1 CONDUCT OF BUSINESS OF THE PARTIES. During the period from the date of this Agreement to the Closing Date, each of the Buyer and Eastbrokers shall, and shall cause each of their respective Subsidiaries to, conduct its operations only according to its ordinary and usual course of business and use its best efforts to preserve intact its business organization, keep available the services of its officers and employees and maintain satisfactory relationships with licensors, suppliers, distributors, clients and others having business relationships with it. Notwithstanding the immediately preceding sentence, pending the Closing Date and except as is otherwise permitted or required by this Agreement, each of the Buyer and Eastbrokers will not, and will not permit any of its respective Subsidiaries to (a) amend its Certificate of Incorporation or By-Laws, (b) incur any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except in the ordinary course of business, (c) permit any of its assets to be subjected to any Lien of any kind except in the ordinary course of business, (d) sell, transfer or otherwise dispose of any assets, except in the ordinary course of business, (e) make any capital expenditure or commitment therefor, except in the ordinary course of business, (f) declare or pay any dividend or make any distribution on any shares of its capital stock, or redeem, purchase or otherwise acquire any shares of its capital stock or grant any option, warrant or other right to purchase or acquire any such shares, (g) make any bonus, pension or profit sharing distribution or payment of any kind that was not accrued for in its respective Balance Sheet,
(h) increase its indebtedness for borrowed money, except current borrowings from banks in the ordinary course of business, or make any loan to any Person except in the ordinary course of business, (i) write down the value of any work-in-progress or write off as uncollectible any notes or accounts receivable, except write-downs and write-offs in the ordinary course of business, none of which, individually or in the aggregate, is material to the Buyer, Eastbrokers or their respective Subsidiaries, (j) grant any increase in the rate of wages, salaries, bonuses or other remuneration of any executive employee or other employees except in the ordinary course of business, (k) increase the compensation payable or to become payable by the Buyer, Eastbrokers or any of their respective Subsidiaries to any officer, employee or agent, (l) make any retirement or insurance payment or arrangement to or with any such persons except those that may have already been accrued, in the ordinary course of business, (m) enter into any contract or commitment except contacts and commitments in the ordinary course of business, (n) cancel or waive any claims or rights of substantial value except in the ordinary course of business, (o) make any change in any method of accounting, (p) make any change affecting any bank, safe deposit or power of attorney arrangements of the Buyer, Eastbrokers or their respective Subsidiaries, (q) otherwise conduct its busi-ness or enter into any transaction, except in the usual and ordinary manner and in the ordinary course of its business, or (r) agree, whether or not in writing, to do any of the foregoing. During the period from the date of this Agreement to the Closing Date, the Buyer and the Sellers shall confer on a regular and frequent basis to report material operational matters and to report the general status of ongoing operations. The Buyer and the Sellers shall each notify the other of any unexpected emergency or other change in the normal course of the business or in the operation of the properties of the Buyer or Eastbrokers or any of their respective subsidiaries and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), adjudicatory proceedings, budget meetings or submissions involving any material property of the Buyers, Eastbrokers or their respective subsidiaries, and shall keep each other fully informed of such events and permit each other's representatives reasonable access to all materials prepared in connection therewith.

     6.2. EXCLUSIVE DEALING. During the period from the date of this Agreement to the Closing Date, the Sellers shall not, and shall cause Eastbrokers to refrain from taking any action to, directly or indirectly, encourage, initiate or engage in discussions or negotiations with, or provide any information to, any Person, or other entity or group, other than the Buyer, concerning any purchase of Eastbrokers Common Stock or any merger, sale of substantial assets or similar transaction involving Eastbrokers. During the period from the date of this Agreement to the Closing Date, the Buyer, to the extent consistent with the fiduciary responsibilities of its directors under Delaware law, shall not, directly or indirectly, encourage, initiate or engage in discussions or negotiations with, or provide any information to, any Person, or other entity or group, other than the Sellers, concerning any purchase of Buyers Stock or any merger, sale of substantial assets or similar transaction involving the Buyer.

     6.3 REVIEW OF EASTBROKERS. The Buyer may, prior to the Closing Date, through its representatives, review the properties, books and records of Eastbrokers and its Subsidiaries and their financial and legal condition as they deem necessary or advisable to familiarize themselves with such properties and other matters; such review shall not, however, affect the representations and warranties made by the Sellers hereunder. Eastbrokers shall, and the Sellers shall cause Eastbrokers and its Subsidiaries, permit the Buyer and its representatives to have reasonable access to the premises and to all the books and records of Eastbrokers and its Subsidiaries and to cause the officers of Eastbrokers to furnish the Buyer with such financial and operating data and other information with respect to the business and properties of Eastbrokers and its Subsidiaries as the Buyer shall from time to time reasonably request. In the event of termination of this Agreement, the Buyer shall not, directly or indirectly, use any information to its or any third party's benefit and shall keep confidential any material information obtained from the Sellers or Eastbrokers concerning the properties, operations and business of Eastbrokers and its Subsidiaries (unless readily ascertainable from public or published information or trade sources) until the same ceases to be material or becomes so ascertainable and shall return to the Sellers any schedules, statements, documents or other written information obtained in connection therewith.

     6.4. REVIEW OF BUYER. The Sellers may, prior to the Closing Date, through their representatives, review the properties, books and records of the Buyer and its Subsidiaries and their financial and legal condition as they deem necessary or advisable to familiarize themselves with such properties and other matters; such review shall not, however, affect the representations and warranties made by the Buyer hereunder. The Buyer shall permit the Sellers and their representatives to have reasonable access to the premises and to all the books and records of the Buyer and its Subsidiaries and to cause the officers of the Buyer to furnish the Sellers with such financial and operating data and other information with respect to the business and properties of the Buyer as the Sellers shall from time to time reasonably request. In the event of termination of this Agreement, the Sellers shall not use any information to its or any third party's benefit and shall keep confidential any material information obtained from the Buyer concerning the properties, operations and business of the Buyer and its Subsidiaries (unless readily ascertainable from public or published information or trade sources) until the same ceases to be material or becomes so ascertainable and shall return to the Buyer any schedules, statements, documents or other written information obtained in connection therewith.

     6.5. FURTHER ASSURANCES. The Buyer, Eastbrokers and the Sellers shall deliver or cause to be delivered on the Closing Date, and at such other times and places as shall be reasonably agreed on, such additional instruments as the Buyer or the Sellers, respectively, may reasonably request for the purpose of carrying out this Agreement.

                                   ARTICLE VII
                      CONDITIONS TO THE BUYER'S OBLIGATIONS

     7. CONDITIONS TO THE BUYER'S OBLIGATIONS. The performance by the Buyer at the Closing is conditioned upon satisfaction of the conditions set forth below:

     7.1 OPINION OF EASTBROKERS' COUNSEL. Eastbrokers and the Sellers shall have furnished the Buyer with a favorable opinion, dated the Closing Date, of Messrs. Marks & Murase, as shall be negotiated in good faith by the mutual agreement of the parties and their counsel.

     7.2 GOOD STANDING AND TAX CERTIFICATES. Eastbrokers and the Sellers shall have delivered to the Buyer (a) copies of Eastbrokers' and each Subsidiary's respective Certificates of Incorporation, including all amendments thereto, each certified by the appropriate governmental official of its jurisdiction of incorporation, and each certified by an officer of Eastbrokers or the Subsidiary, and (b) copies of a license or business permit each certified by the appropriate authority providing that Eastbrokers and its Subsidiaries are entitled to carry on business in the jurisdiction of incorporation.

     7.3 NO MATERIAL ADVERSE CHANGE. Prior to the Closing Date, there shall be no Material Adverse Change in the business or to the property of Eastbrokers and its Subsidiaries, and Eastbrokers and the Sellers shall have delivered to the Buyer a certificate, dated the Closing Date, to such effect.

     7.4 TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Sellers contained in this Agreement or in any schedule or exhibit delivered pursuant hereto shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the Sellers shall have delivered to the Buyer on the Closing Date a certificate, dated the Closing Date, to such effect.

     7.5 PERFORMANCE OF AGREEMENTS. Each and all of the agreements of Eastbrokers and the Sellers to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed unless the performance thereof shall have been waived, and the Sellers shall have delivered to the Buyer a certificate, dated the Closing Date, to such effect.

     7.6 NO LITIGATION THREATENED. No action or proceedings shall have been instituted or, to the best knowledge, information and belief of the Sellers shall have been threatened before a Governmental Authority to restrain or prohibit any of the transactions contemplated hereby, and the Sellers shall have delivered to the Buyer a certificate, dated the Closing Date, to such effect.

     7.7 EMPLOYMENT AGREEMENTS. The employment agreements of the Sellers shall have been delivered to the Buyer in accordance with Section 5.1 hereof, shall be in full force and effect and shall not have been amended or changed in any way; and Buyer and Sellers agree to negotiate in good faith a letter to the Buyer containing a restrictive covenant which shall become effective as of the Closing Date.

     7.8 CONSENTS AND APPROVALS. All governmental and other consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.

     7.9 PROCEEDINGS. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Buyer and its counsel, and the Buyer shall have received copies of all such documents and other evidences as it or its counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

     7.10 FAIRNESS OPINION. The Buyer shall have received a Fairness Opinion, dated the closing date, of an investment banking firm selected by the Buyer, in form and substance satisfactory to it.

     7.11 APPROVAL OF FINANCIAL STATEMENTS BY BUYER'S BOARD OF DIRECTORS. Eastbrokers and the Sellers shall have furnished the Buyer with the financial statements set forth and described in Section 4.5. The financial condition of Eastbrokers, Eastbrokers' Material Subsidiaries and Equity Investments, as reflected in such financial statements, shall be satisfactory to Buyer's Board of Directors, in its sole discretion.

                                  ARTICLE VIII
          CONDITIONS TO THE OBLIGATIONS OF EASTBROKERS AND THE SELLERS

     8. CONDITIONS OF THE OBLIGATIONS OF EASTBROKERS. The performance by Eastbrokers and the Sellers at the Closing is conditioned upon the satisfaction of the conditions set forth below:

     8.1 OPINIONS OF THE BUYER'S COUNSEL. The Buyer shall have furnished Eastbrokers and the Sellers with an opinion of Gould & Wilkie, dated the Closing Date, as shall be negotiated in good faith by the mutual agreement of the parties and their counsel.

     8.2 NO MATERIAL ADVERSE CHANGE. Prior to the Closing Date there shall be no Material Adverse Change in the business or the property of the Buyer and its Subsidiaries and the Buyer shall have delivered to the Sellers a certificate dated the Closing Date to such effect.

     8.3 TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Buyer contained in this Agreement or in any schedule or exhibit delivered pursuant hereto shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date and the Buyer shall have delivered to the Sellers on the Closing Date a certificate, dated the Closing Date, to such effect.

     8.4 PERFORMANCE OF AGREEMENTS. Each and all of the agreements of the Buyer to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed unless the performance thereof shall have been waived and the Buyer shall have delivered to the Sellers a certificate, dated the Closing Date, to such effect.

     8.5 NO LITIGATION THREATENED. No action or proceedings shall have been instituted or, to the best knowledge, information and belief of the Buyer shall have been threatened before a Governmental Authority to restrain or prohibit any of the transactions contemplated hereby, and the Buyer shall have delivered to the Sellers a certificate, dated the Closing Date, to such effect.

     8.6 EMPLOYMENT AGREEMENTS. The employment agreements of the Sellers delivered to the Buyer in accordance with Section 5.1 hereof shall be in full force and effect and shall not have been amended or changed in any way and the Buyer shall have delivered to the Sellers a certificate, dated the Closing Date, to such effect.

     8.7 CONSENTS AND APPROVALS. All governmental and other consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.

     8.8 PROCEEDINGS. All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto shall be reasonably satisfactory in form and substance to the Sellers and their counsel, and the Sellers shall have received copies of all such documents, and other evidences as it or its counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

                                   ARTICLE IX
                              DELIVERIES AT CLOSING

     9.1 SELLERS' OBLIGATIONS. At the Closing, Sellers shall deliver, or cause to be delivered to the Buyer each of the following (any of which may be waived by written agreement of the Buyer):

          (a) DOCUMENTS OF TRANSFER. Stock certificates representing the number of issued and outstanding shares of capital stock of Eastbrokers set forth on EXHIBIT A duly endorsed in or accompanied by stock powers duly endorsed in proper form for transfer.

          (b) OTHER DOCUMENTS. The documents, agreements and certificates contemplated by Article VII hereof.

     9.2 OBLIGATIONS OF BUYER. At the Closing, the Buyer shall execute and deliver or cause to be executed and delivered to the Sellers each of the following (any of which may be waived by written agreement of the Sellers):

          (a) DOCUMENTS OF TRANSFER. Stock certificates representing the number of shares of Buyer Stock, set forth on EXHIBIT A.

          (b) OTHER DOCUMENTS. The other documents, agreements and certificates contemplated by Article VIII hereof.

                                    ARTICLE X
                     SURVIVAL OF REPRESENTATIONS; INDEMNITY

     10.1 SURVIVAL OF REPRESENTATIONS. Subject to the provisions of Section 10.2(d), the respective representations, warranties and covenants of the Buyer and Sellers contained in of this Agreement or in any exhibit, schedule or certificate delivered pursuant hereto shall survive the completion of the transactions contemplated hereby.

     10.2 INDEMNIFICATION. (a) Sellers (it being understood and agreed that for purposes of this Section 10.2, the term Sellers shall not include Hypo Karntner Landesbank) jointly and severally agree to indemnify and hold the Buyer and its officers, directors and agents harmless from damages, losses or expenses (net after tax benefit) suffered or paid, directly or indirectly through application of the assets of the Buyer and its Subsidiaries as a result of any and all claims, demands, suits, causes of action, proceedings, judgments and liabilities, including reasonable counsel fees incurred in litigation or otherwise, assessed, incurred or sustained by or against any of them with respect to or arising out of the failure of any representation, warranty or covenant made by Sellers in Article IV of this Agreement or in any exhibit, schedule or certificate delivered pursuant thereto to be true and correct in all respects as of the date of this Agreement if the same shall result in indemnity claims hereunder that exceed $250,000 in aggregate amount, in which event all costs, losses and expenses (net after tax benefit) associated therewith shall be reimbursed through the payment of indemnification hereunder. Seller shall not be liable for any amount in excess of the aggregate consideration received by all of the Sellers, including but not limited to, Hypo Karntner Landesbank

           (b) Buyer agrees to indemnify and hold the Sellers harmless from damages, losses or expenses (net after tax benefit) suffered or paid, directly or indirectly, as a result of any and all claims, demands, suits, causes of action, proceedings, judgments and liabilities, including reasonable counsel fees incurred in litigation or otherwise, assessed, incurred or sustained by or against Sellers with respect to or arising out of the failure of any representation, warranty or covenant made by Buyer in Article III of this Agreement to be true and correct in all respects as of the date of this Agreement if the same shall result in indemnity claims hereunder that exceed

$250,000 in aggregate amount, in which event all costs, losses and expenses (net after tax benefit) associated therewith shall be reimbursed through the payment of indemnification hereunder.

           (c) The obligations to indemnify and hold harmless pursuant to paragraphs (a) and (b) of this Section 10.2 shall survive the consummation of the transactions contemplated by this Agreement, but shall terminate thirty-six months following the Closing Date, (except for any claim(s) for indemnification then pending, as evidenced in written notice to the prospective indemnifying party or parties, and for breach of the representations, warranties and covenants with respect to tax matters set forth in Sections 3.12 and 4.13 hereof) and the obligation to indemnify and hold harmless for breach of the representations and warranties with respect to tax matters set forth in such Sections hereof shall continue in effect beyond such thirty-six month period.

           (d) Each party agrees to give the other prompt written notice of any event or assertion of which it has knowledge concerning any such loss, liability, expense, claim, Lien or other obligation and as to which it may request indemnification under this Section 10.2. Each party will cooperate with the other in determining the validity of any such claim or assertion and in defending against third parties with respect to the same. The indemnifying party shall have the right to elect to join in the defense of any such third party claim at its sole expense. A party's failure to give timely notice or to provide copies of documents or to furnish relevant data in connection with any such third party claim shall not constitute a defense (in part or in whole) to any claim for indemnification by such party, except and only to the extent that such failure shall result in any prejudice to the indemnifying party. Each party agrees not to settle or compromise any such third party suit, claim or proceeding for which the other has an obligation to indemnify without the prior written consent of the other, which consent shall not be unreasonably withheld.

           (e) For the purpose of calculating under paragraph (b) of this
Section 10.2 the damage, loss or expense (net after tax benefit) suffered or paid by a Seller, the damage, loss or expense shall be determined by calculating the damage, loss or expense (net after tax benefit) (a "Loss" suffered by the Buyer, dividing the same by the total number of shares of Buyer Stock outstanding at the time of such Loss and multiplying the result by the percentage of such outstanding shares owned by the Seller.

                                   ARTICLE XI
                              AMENDMENT AND WAIVER

     11.1 AMENDMENT. This Agreement and the exhibits and schedules hereto may not be amended except by an instrument in writing signed by or on behalf of each of the parties hereto.

     11.2 WAIVER. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party.

                                   ARTICLE XII
                                  MISCELLANEOUS

     12.1 KNOWLEDGE OF BUYER AND SELLERS. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the knowledge, information and belief of the Buyer or the Sellers, the appropriate party shall confirm that they have made due and diligent inquiry as to the matters that are the subject of such representations and warranties.

     12.2 GOVERNING LAW. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York.

     12.3 CAPTIONS. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

     12.4 PUBLICITY. None of the parties hereto shall issue any press release or make any other public statement, in each case relating to or connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of the other parties to the contents and the manner of presentation and publication thereof. Notwithstanding the foregoing, Seller and Buyer shall be permitted, on prior notice to the other party, to make disclosures to the Governmental Authorities as their respective counsel shall deem necessary to maintain compliance with, or to prevent violation of, applicable laws.

     12.5 COSTS. Except as otherwise expressly provided by this Agreement, each of the Buyer and the Sellers shall bear the costs incurred by them in connection with the Agreement and the transactions contemplated hereby (including but not limited to counsel fees and expenses).

     12.6 NOTICES. Any notice or other communications required or permitted hereunder shall be sufficiently given if sent by reputable overnight courier service or registered mail, postage prepaid, addressed as follows:

If to Buyer:        MARTIN A. SUMICHRAST
                    C/O  Czech Industries, Inc.
                    15245 Shady Grove Road, Suite 340
                    Rockville, Maryland  20850

with a copy to:     Gould & Wilkie
                    One Chase Manhattan Plaza, 58th Floor
                    New York, New York 10005-1401
                    Attention:  Frederick W. London, Esq.

If to Sellers:      August A. de Roode
                    c/o Eastbrokers Beteiligungs AG
                    Schlickgasse 1
                    A-1090 Vienna
                    Austria
with a copy to:     Marks & Murase L.L.P.
                    399 Park Avenue
                    New York, New York  10022-4689
                    Attn:  Alan J. Bernstein, Esq.

or such other address as shall be furnished in writing by any such party. If sent by courier, such notice or communication shall be deemed to have been given as of the next business day after it was deposited with the courier service and if mailed such notice or communication shall be deemed to have been given as of the third business day after the date mailed.

     12.7 PARTIES IN INTEREST. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     12.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

     12.9 ENTIRE AGREEMENT. This Agreement, including the other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     12.10 SEVERABILITY. If any of the provisions of or covenants contained in this Agreement are hereafter construed to be invalid or unenforceable in any jurisdiction, the same shall not affect the remainder of the provisions or the enforceability thereof in any other jurisdiction, which shall be given full effect, without regard to the invalid portions or the unenforceability in such other jurisdiction.

     12.11 FURTHER ASSURANCES. Upon the reasonable request of Buyer or Seller, the other party will on and after the Closing Date execute and deliver or cause to be executed and delivered such documents, releases, assignments and other instruments as may reasonably be required to effectuate the transactions contemplated by this Agreement.

     12.12 TERMINATION. Any party may terminate this Agreement upon 30 days prior written notice to the other parties hereto in the event that the Closing Date has not occurred by August 30, 1996; provided, however, that either the Buyer or the Sellers may, provided that the parties are making good faith efforts to consummate the Closing, may extend this date for a period of 90 days after August 30, 1996 by notice to the other.

     12.13 ARBITRATION. Any disputes arising out of or in connection with this Agreement shall be settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by three arbitrators in accordance with said rules. The arbitration shall be held in Paris, France and in the English language. The ruling by such arbitrators shall be binding upon the parties in the absence of fraud.

     12.14 TRANSFER TAXES. Any transfer tax liabilities resulting from or arising out of the transfer of the Eastbrokers Stock to the Buyer shall be the responsibility of the Sellers and any transfer tax liabilities resulting from or arising out of the issuance of Buyer Stock to the Sellers shall be the responsibility of the Buyer.

     IN WITNESS WHEREOF, each of the Buyer and Eastbrokers has caused its corporate name to be hereunto subscribed by its officer thereunto duly authorized, and the Sellers have executed this Agreement, all as of the day and year first above written.



EASTBROKERS BETEILIGUNGS AG             CZECH INDUSTRIES, INC.



By:______________________________       By: _______________________________
   Name:  August A. de Roode                Name:  Michael Sumichrast, Ph.D.
   Title: Chief Executive Officer           Title: Chairman of the Board



By:______________________________
   Name:  Peter Schmid
   Title: President



                                        SELLERS:


                                        _________________________________
                                        Wolfgang Kossner


                                        _________________________________
                                        August A. de Roode


                                        _________________________________
                                        Peter Schmid

                                     SCHEDULE 3.2

The following is a list of the shares of capital stock of the Buyer reserved for issuance:
1. 5,505,000 shares of Common Stock of the Buyer are reserved for issuance pursuant to the Class A Warrant Agreement;

2. 1,250,000 shares of Common Stock of the Buyer are reserved for issuance pursuant to the Class B Warrant Agreement.

3. 270,000 shares of Common Stock of the Buyer are reserved for issuance pursuant to the Unit Purchase Option between Czech Industries, Inc. and Daniel Porush, dated June 1995;

4. 50,000 shares of Common Stock of the Buyer are reserved for issuance pursuant to the Unit Purchase Option between Czech Industries, Inc. and Elliot Loewenstern, dated June 1995;

5. 50,000 shares of Common Stock of the Buyer are reserved for issuance pursuant to the Unit Purchase Option between Czech Industries, Inc. and Richard Bronson, dated June 1995;

6. 1,000,000 shares of Common Stock of the Buyer shall be reserved for issuance pursuant to the Stock Option Agreement described in Section 5.3 of the Agreement and attached hereto as Exhibit G.

                                     SCHEDULE 3.5

     The books and records of the Hotel Fortuna a.s. are not under the exclusive ownership and control of the Buyer and are not kept in conformity with U.S. generally accepted accounting principles.

                                     SCHEDULE 3.7

The Buyer owns no real property. The Buyer's Subsidiary owns the hotel building which is considered real property under US Generally Accepted Accounting Principles. The real property (land) on which the hotel is situated is leased (see Schedule 3.8).

                                     SCHEDULE 3.9

The following is a list of agreements, contracts, commitments, investments, loans or guaranties to which the Buyer is bound:

a.  Underwriting Agreement;

b.  Warrant Agreement for Class A Warrants and Class B Warrants;

c. Unit Purchase Option between Czech Industries, Inc. and Daniel Porush, dated June 1995;

d. Unit Purchase Option between Czech Industries, Inc. and Elliot Loewenstern, dated June 1995;

e. Unit Purchase Option between Czech Industries, Inc. and Richard Bronson, dated June 1995;

f.  Employment Agreement, Michael Sumichrast, Ph.D., dated February 1995;

g.  Employment Agreement, Peter Bednarik, Ing., dated February 1995;

h.  Employment Agreement, Martin A. Sumichrast, dated February 1995;

i.  Note Payable to Finn s.r.o. requiring semi-annual interest payment of nine
    (9) percent, principal due at maturity on September 30, 1997; note secured by 73,200 shares of the Buyer's Fortuna Hotel a.s. common stock.


The following is a list of agreements, contracts, commitments, investments, loans or guaranties to which the Buyer's Subsidiary is bound:

a. Rental Agreement providing operator the right to operate a parking lot on the premises of the hotel;

b. Contract with Komercni banka providing for the collection and acceptance of travellers' cheques;

c.  Contract with Intergram providing audio recordings in the hotel;

d.  Contract with KASA providing for maintenance of hotel computer system;

e.  Franchise Agreement with Choice Hotels International;

f.  Legal retainer contract with JUDr. Usnul;

g. Contract with INTERCLUB providing individual transportation services to hotel guests.

                                    SCHEDULE 3.10

The following is a list restrictive documents to which the Buyer or its Subsidiary is subject:

1. Underwriting Agreement between Czech Industries, Inc. and Stratton Oakmont, dated June 8. 1995.

                                    SCHEDULE 3.15

The following is a list of employee benefit plans established, maintained or controlled by the Buyer or its Subsidiary:

a.  the Buyer reimburses certain employees for health insurance benefits.

                                    SCHEDULE 3.16

The following is a list of the officers or directors of the Buyer or its Subsidiary who have interests in clients, suppliers, etc..

a. Stratego Invest a.s. owns 20.6% of the Buyer's subsidiary, the Hotel Fortuna a.s.. Stratego Invest a.s. is more than 50% owned by Stratego a.s., which is controlled by Ing. Petr Bednarik, the President, CEO and a director of the Company.

b. Buyer leases, on a month to month basis, office space in Prague, Czech Republic from Stratego Invest a.s.. Stratego Invest a.s. is more than 50% owned by Stratego a.s., which is controlled by Ing. Petr Bednarik, the President, CEO and a director of the Company.

c. The Buyer maintains two bank accounts at Velkomoravska banka a.s.. Ing. Petr Bednarik is member of the supervisory board of Velkomoravska banka a.s.. Stratego a.s. which is controlled by Ing. Petr Bednarik is a shareholder of Velkomoravska banka a.s.

                                    SCHEDULE 3.20

The following is a list of persons who will be entitled to any commissions, broker's or finder's fees from any of the parties in connection with any of the transactions contemplated by the Agreement:

a. Blackburn and Greene shall be entitled to fees as described in Section 5.9 of the Agreement.

                                     SCHEDULE 4.5



Eastbrokers' Subsidiary              March 31, 1996              December 31, 1995              December 31, 1994
- -----------------------              --------------              -----------------              -----------------
Eastbrokers Prague plc.                 material                     material                        material

Eastbrokers Budapest ltd.               material                     material                      not material

Eastbrokers Romania plc.                material                     material                      not material

Eastbrokers Slovakia plc.               material                     material                      not material

Eastbrokers' Equity                     ********                     ********                        ********
- ------------------
Investment
- ----------

WMP Borsenmakler AG                    material                      material                       material

Eastbrokers Ljubljana plc              material                    not material                   not material

Eastbrokers Zagreb plc                 material                    not material                   not material



                                     Schedule 4.5

    The following is a list of the financial statements of Eastbrokers and Eastbrokers' Material Subsidiaries and Equity Investments included in the financial statements turned over to the Buyer.

Audited statements included in the consolidation:

    (a)  Eastbrokers Beteiligungs AG (Austria) 1995 and 1994;

    (b)  Eastbrokers a.s. (Czech Republic) 1995 and 1994;

    (c)  Eastbrokers Budapest (Hungary) 1995 and 1994; and

    (d)  Eastbrokers Slovakia a.s. (Slovakia) 1995.

Unaudited statements included in the consolidation:

    (a)  Eastbrokers Wertpapiervermittlungs Ges.m.b.H. (Austria) 1995 and 1994;
         and

    (b)  Eastbrokers a.s. (Romania) 1995.

Audited statements inlcuded in the financial statements accounted for the equity method:

    (a)  WMP Borsenmakler Aktiengeselllschaft (Austria) 1995 and 1994;

    (b)  Eastbrokers d.d. Ljubljana (Slovenia) 1995 and 1994; and

    (c)  Eastbrokers Zagreb d.d. (Croatia) 1995.

                                    SCHEDULE 5.11

1.     William B. Blackburn, 330,000 Class A Warrants
2.     N. Bradley Fleisher, 165,000 Class A Warrants
3.     Randall F. Greene, 275,000 Class A Warrants
4.     Martin A. Sumichrast, 330,000 Class A Warrants

                                    EXHIBIT A



                                        Shares of Buyer     Shares of
                                        Turned Over         Eastbrokers
                                        To Seller           Turned Over
                                        And Agent           To Buyer
                                        --------            ---------
1.  KHS Beteiligungs AG                  2,094,125          167,530
2.  Central & Eastern Europe Fund          162,500           13,000
3.  Karntner Landes und
    Hypothekenbank AG (own account)        222,500           17,800
4.  A.A. de Roode                          700,000           56,000
5.  VCH Vermogenssverwaltung und
    Holding Ges.m.b.H                      357,500           28,600
6.  Karntner Landes und
    Hypothekenbank AG (nominee)          1,863,375          149,070
                                         ---------          -------
                                         5,400,000          432,000 X 100 ATS=
                                                            43,200,000 ATS

                                  EXHIBIT B - F

                              EMPLOYMENT AGREEMENT

     AGREEMENT, dated as of ______________, 1996, between _____________________, a Delaware corporation ("Company"), and _______________________  ("Employee").

     WHEREAS, the Employee is currently serving as _________________________ of the Company;

     WHEREAS, the parties desire to enter into this Agreement setting forth the terms and conditions for the employment relationship of the Employee with the Company;

     WHEREAS, the Board of Directors of the Company ("Board") has approved and authorized the entry into this Agreement with the Employee;

     NOW, THEREFORE, it is AGREED as follows:

     1.   EMPLOYMENT.  During the term of this Agreement the Employee shall be
employed as __________________________________ of the Company.   The Employee
shall render executive, policy and other management services to the Company of the type customarily performed by persons serving in similar executive officer capacities. The Employee shall devote such portion of his working time to the Company as is reasonably necessary to the business of the Company. During the term of this Agreement, there shall be no material increase or decrease in the duties and responsibilities of the Employee otherwise than as provided herein, unless the parties otherwise agree in writing. The Company shall use its best efforts during the term of this Agreement to cause the Employee to be elected to the Board.

     2.   COMPENSATION.

          (a) SALARY. The Company shall cause its subsidiary, Eastbrokers Beteiligungs AG, to pay the Employee during the term of this Agreement a salary at an annual rate equal to $120,000, with such subsequent increases in salary during the term of this Agreement as may be determined by the Board; provided, however, that during the first three years following the closing date of the Stock Purchase Agreement executed on June ___, 1996 with respect to the acquisition of Eastbrokers Beteiligungs AG by the Company, the Employee's salary hereunder shall not exceed $150,000 per annum without the approval of the Board. In determining salary increases, the Board may compensate the Employee for increases in the cost of living and may also provide for performance or merit
increases.   The salary of the Employee shall not be decreased at any time during the term of this Agreement from the amount then in effect, unless the Employee otherwise agrees in writing. Participation in deferred compensation, discretionary bonus, retirement and other employee benefit plans and in fringe benefits shall not reduce the salary payable to the Employee under this Section 2(a). The salary under this Section 2(a) shall be payable to the Employee not less frequently than monthly. The Employee shall not be entitled to receive fees for serving as a director of the Company or of any subsidiary or affiliate of the Company or for serving as a member of any committee of any such board of directors.

          (b) ANNUAL BONUS. In addition to his salary under Section 2(a) above, the Company may cause Eastbrokers Beteiligungs AG to pay to the Employee an annual bonus of up to 25% of his salary under such subsection, the amount of any such bonus to be determined by the Board. The annual bonus shall be payable in January following each calendar year during the term of this Agreement and shall be prorated for any partial years.

          (c) GUARANTY OF PAYMENT BY THE COMPANY. In the event that Eastbrokers Beteiligungs AG fails to pay the Employee any compensation due and owing pursuant to this Agreement, the Company shall immediately pay all amounts due thereunder and otherwise proceed to complete the same and satisfy all of Eastbrokers Beteiigungs AG obligations under this Agreement.

     3. DISCRETIONARY AND PERFORMANCE INCENTIVE BONUSES. During the term of this Agreement, the Employee shall be entitled to participate in an equitable manner with all other executive employees of the Company in such discretionary bonuses as may be authorized, declared and paid by the Board to its executive employees.

     4. INSURANCE, RETIREMENT AND EMPLOYEE BENEFIT PLANS; FRINGE BENEFITS; BUSINESS EXPENSES.

          (a) LIFE INSURANCE. The Company will pay the premiums on a life insurance policy on the life of the Employee providing a death benefit of not less than $1,000,000 ("Policy"). The Company will be the owner of such life insurance policy, and upon the death of the Employee, the Company would be paid from the insurance proceeds an amount equal to the total premiums it paid under the Policy, with the remaining proceeds to be paid to the Employee's designated beneficiary.

          (b) OTHER BENEFITS AND PERQUISITES. The Employee shall be entitled to participate in any plan of the Company relating to stock options, restricted stock, employee stock purchase or ownership, pension, thrift, profit sharing, group life insurance, medical coverage, education or other retirement or employee benefit plans or arrangements that the Company has adopted or may adopt for the benefit of its employees or executive officers. The Employee shall also be entitled to participate in, or enjoy the benefit of, any other fringe benefits or perquisites that are now or may be or become applicable to the Company's executive employees. The Employee shall also be provided with the use of a suitable automobile at Company expense and will be entitled to have access to and use, consistent with the rules and regulations of such facility, a club membership to be obtained in the name of the Company. The Employee shall account to the Company for the business use of such automobile and club.

          (c) BUSINESS EXPENSES. During the term of the Employee's employment by the Company, the Company shall promptly reimburse the Employee for all reasonable and custom-ary expenses incurred by the Employee in performing services for the Company, including all expenses of travel and living expenses while away from home on business or at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

     5. TERM. The initial term of employment under this Agreement shall be for the three year period from the date hereof. This Agreement shall be automatically renewed for an additional three year term, unless either Employee or the Company gives contrary written notice to the other party hereto not less than 180 days before the scheduled expiration of the term of this Agreement. Each term and all such renewed terms are collectively referred to herein as the term of this Agreement.

     6. VOLUNTARY ABSENCES; VACATIONS. The Employee shall be entitled, without loss of pay, to be absent voluntarily for reasonable periods of time from the performance of the duties and responsibilities under this Agreement. All such voluntary absences shall count as paid vacation time, unless the Board otherwise approves. The Employee shall be entitled to an annual paid vacation of at least six weeks per year or such longer period as the Board may approve. The timing of paid vacations shall be scheduled in a reasonable manner by the Employee.

     7. TERMINATION OF EMPLOYMENT. The Employee's employment may be terminated without any breach of this Agreement only under the following circumstances:

          (a)  DEATH.  The Employee's employment shall terminate upon his death.

          (b) DISABILITY. The Company may terminate the Employee's employment because of disability. For this purpose, "Disability" shall mean the inability of the Employee to perform his duties under this Agreement because of physical or mental illness or incapacity for a continuous period of six months during which the Employee shall have been absent from his duties under this Agreement on a substantially full-time basis.

          (c) CAUSE. The Company may terminate the Employee's employment for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate the Employee's employment only in the event of (1) the willful and continued failure by the Employee to substantially perform his duties hereunder (other than any such failure resulting from the Employee's inability to perform such duties as a result of physical or mental illness or incapacity or any such actual or anticipated failure after the delivery of a Notice of Termination, as defined in Section 7(e), by the Employee for Good Reason, as defined in Section 7(d)(2)), after delivery to the Employee of a written demand for substantial performance that specifically identifies the manner in which the Company believes that the Employee has not substantially performed his duties and a reasonable opportunity to cure; (2) willful misconduct by the Employee that causes substantial and material injury to the business and operations of the Company, the continuation of which, in the reasonable judgment of the Board, will continue to substantially and materially injure the business and operations of the Company in the future; or (3) conviction of the Employee of a felony. No act or failure to act shall be considered "willful" for this purpose unless done, or omitted to be done, by the Employee other than in good faith and other than with a reasonable belief that his action or omission was in the best interests of the Company. The Employee shall not be deemed to have been terminated for Cause unless the

Employee shall have been provided with (i) a reasonable notice setting forth the reasons that the Company believes constitute Cause for the termination of his employment; (ii) a Notice of Termination as defined in Section 7(e), from the Board finding that, in the reasonable good faith opinion of the Board, Cause for the termination exists and specifying the particulars thereof in reasonable detail. In the event that the Employee's employment has been terminated by the Company for Cause and the Employee disputes in good faith whether such Cause has occurred, the Company shall continue to make to the Employee the payments contemplated by this Agreement as if his employment had not been terminated upon the Company's receipt of a written undertaking by the Employee to repay to the Company any amounts to which it is ultimately determined that he was not entitled under this Agreement.

          (d)  TERMINATION BY THE EMPLOYEE.

               (1) The Employee may terminate his employment (A) for Good Reason by giving ten days prior written notice to the Company or (B) at any time by giving 120 days prior written notice to the Company.

               (2) For this purposes, "Good Reason" shall mean (A) the assignment to the Employee of any duties inconsistent with the Employee's titles and duties as set forth in Section 1 of this Agreement or any substantial adverse alteration in the nature or status of the Employee's responsibilities;
(B) any change in the Employee's reporting responsibility such that the Employee is required to report other than exclusively to the Board; (C) any purported termination of the Employee's employment by the Company that is not effected pursuant to a Notice of Termination satisfying the requirements of Section 7(e) hereof; (D) any other failure by the Company to comply with any material provision of this Agreement which failure continues for more than ten days after written notice of such noncompliance from the Employee; or (E) any notices given by the Company to the Employee under Section 5 hereof that this Agreement will not be renewed on any anniversary date.

          (e) NOTICE OF TERMINATION. Any termination of the Employee's employment by the Company or by the Employee (other than termination pursuant to Section 7(a) hereof) shall be communicated to the other party by a written Notice of Termination. Any Notice of Termination given by a party shall specify the particular termination provision of this Agreement relied upon by such party and shall set forth in reasonable detail the facts and circumstances relied upon as providing a basis for the termination under the provision so specified.

          (f) TERMINATION DATE. The Termination Date shall mean (1) if the Employee's employment is terminated by his death, the date of his death; (2) if the Employee's employment is terminated pursuant to Section 7(b) hereof, the date specified in the Notice of Termination, which shall be after the expiration of the six-month period specified in that subsection; or (3) if the Employee's employment is terminated by the Company for Cause, the date specified in the Notice of Termination.

     8.   COMPENSATION UPON TERMINATION OF EMPLOYMENT.

          (a) TERMINATION BECAUSE OF DEATH FOR CAUSE OR WITHOUT GOOD REASON. If the Employee's employment is terminated because of his death, by the Company for Cause or by the Employee other than for Good Reason, the Company shall pay the Employee his salary and a pro rata portion of the bonus specified in Section 2(b) (based upon the bonus paid in respect of the preceding year) through the Termination Date and the Company shall have no further obligation to the Employee hereunder.

          (b) TERMINATION BECAUSE OF DISABILITY. If the Employee's employment is terminated by the Company because of Disability under Section 7(b) hereof the Company shall pay the Employee an annual disability benefit equal to the excess of (1) 60 percent of his salary at the rate in effect under Section 2(a) hereof on the Termination Date plus 60 percent of the bonus amount specified in Section 2(b) hereof (based upon the bonus paid in respect of the preceding year) over
(2) the amount of the long term disability benefit that is payable to the Employee under any policy of disability insurance provided for the Employee by the Company at its expense. The disability benefit shall be paid for such period as is determined by the Board for the Company's senior executives but shall not be less than the remainder of the scheduled term of employment.

          (c) TERMINATION WITHOUT CAUSE OR WITH GOOD REASON. If (i) in breach of this Agreement, the Company shall terminate the Employee's employment other than (A) for Cause or (B) because of Disability or (ii) the Employee shall terminate his employment for Good Reason; then:

               (1) The Company shall pay the Employee his salary and a pro rata portion of the bonus specified in Section 2(b) hereof (based upon the bonus paid in respect of the preceding year) through the Termination Date and all other unpaid and pro rata amounts to which the Employee is entitled as of the Termination Date under any compensation plan or program of the Company, including, without limitation, any incentive performance bonus and all accrued vacation time;

               (2) The Company shall pay as liquidated damages to the Employee, and in lieu of any further salary payments hereunder for periods after the Termination Date, the Employee's then current salary (payable in installments in accordance with the Company's normal payroll practices) for the remainder of the scheduled term of employment and the product of (A) the sum of (i) the Employee's annual bonus specified in Section 2(b) hereof (based upon the bonus paid in respect of the preceding year) and (ii) the maximum annual bonus amount that could have been paid to the Employee under the Company's performance incentive bonus plan for the year in which the Termination Date occurs, and (B) the number of years (and any fraction of a year) remaining in the term of this Agreement under Section 5 hereof as of the Termination Date, which amount shall be payable in equal monthly installments during the remainder of the scheduled term of employment;

               (3) In addition to the liquidated amounts that are payable to the Employee, the following shall apply: (A) the Employee shall continue to participate in, and accrue benefits under, all retirement, pension, profit sharing, employee stock ownership, thrift and other deferred compensation plans of the Company for the remaining term of this Agreement as if the termination of employment of the Employee had not occurred (with the Employee being deemed to receive annually for the purposes of such plans the Employee's then current salary and bonus (at the time of his termination) under Section 2(a) and (b) of this Agreement), except to the extent that such continued participation and accrual is expressly prohibited by law, or to the extent such plan constitutes a "qualified plan" under Section 401 of the

Internal Revenue Code of 1986, as amended ("Code"), by the terms of the plan, in which case the Company shall provide the Employee a substantially equivalent, unfunded, non-qualified benefit; (B) the Employee shall be entitled to continue to receive all other employee benefits and then existing fringe benefits referred to in Section 4(a) and (b) hereof for the remaining term of this Agreement as if the termination of employment had not occurred; and (C) all insurance or other provisions for indemnification, defense or hold-harmless of officers or directors of the Company that are in effect on the date the Notice of Termination is sent to the Employee shall continue for the benefit of the Employee with respect to all of his acts and omissions while an officer or director as fully and completely as if such termination had not occurred, and until the final expiration or running of all periods of limitation against action which may be applicable to such acts or omissions; and

               (4) The liquidated amount and other benefits provided for in this Section 8(c) shall not be reduced by any compensation or benefits that the Employee may receive for other employment with another employer or through self-employment after termination of employment with the Company.

          (d) COST OF ENFORCEMENT. In the event the employment of the Employee is terminated by the Company because of Disability or without Cause, or by the Employee for Good Reason, and the Company fails to make timely payment of the amounts owed to the Employee under this Agreement, the Employee shall be entitled to reimbursement for all reasonable costs, including attorney's fees, incurred by the Employee in taking action to collect such amounts or otherwise to enforce this Agreement, plus interest on such amounts at the rate of one percent above the prime rate (defined as the base rate on corporate loans at large U.S. money center commercial banks as published by The Wall Street Journal), compounded monthly, for the period from the date of employment termination until payment is made to the Employee. Such reimbursement and interest shall be in addition to all rights to which the Employee is otherwise entitled under this Agreement.

          (e) PARACHUTE PAYMENT LIMITATION. If any payment or benefit to the Employee under this Agreement would be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code and if, after reduction for any applicable federal excise tax imposed by Section 4999 of the Code ("Excise Tax") and federal income tax imposed by the Code, the Employee's net proceeds of the amounts payable and the benefits provided under this Agreement would be less than the amount of the Employee's net proceeds resulting from the payment of the Reduced Amount described below, after reduction for federal income taxes, then the amount payable and the benefits provided under this Agreement shall be limited to the Reduced Amount. The "Reduced Amount" shall be the largest amount that could be received by the Employee under this Agreement such that no amount paid to the Employee under this Agreement and any other agreement, contract or understanding heretofore or hereafter entered into between the Employee and the Company ("Other Agreements") and any formal or informal plan or other arrangement heretofore or hereafter adopted by the Company for the direct or indirect provision of compensation to the Employee (including groups or classes of participants or beneficiaries of which the Employee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Employee ("Benefit Plan") would be subject to the Excise Tax. In the event that the amount payable to the Employee shall be limited to the

Reduced Amount, then the Employee shall have the right, in the Employee's sole discretion, to designate those payments or benefits under this Agreement, any other Agreements, and/or any Benefit Plans, that should be reduced or eliminated so as to avoid having the payment to the Employee under this Agreement be subject to the Excise Tax.

     9. CONFIDENTIALITY. In consideration of the willingness of the Company to employ the Employee and the compensation to be paid and benefits to be received therefor, any for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Employee agrees as follows:

          (a) THE COMPANY OWNS ALL OF THE EMPLOYEE'S WORK. All improvements, discoveries, inventions, designs, documents, licenses and patents, or other data devised, conceived, made, developed, obtained, filed, perfected, acquired, or first reduced to practice, in whole or in part, or in the regular course of employment by the Employee during the term of this Agreement, and related in any way to the business, including development and research, of the Company or any subsidiary or affiliate engaged in business substantially similar to that of the Company shall be promptly disclosed to the Company. The Employee hereby assigns and transfers to the Company all his right, interest and title thereto, and such improvements, discoveries, inventions, designs, documents, licenses and patents, or other data shall become the property of the Company. During the term of this Agreement and at any time thereafter, upon request of the Company, the Employee will join and render assistance in any proceedings and execute any papers necessary to file and prosecute applications for, and to acquire, maintain and enforce, letters patent, trademarks, registrations and/or copyrights, both domestic and foreign, with respect to such improvements, discoveries, inventions, designs, documents, licenses and patents, or other data as required for vesting and maintaining title to same in the Company.

          (b) NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. The Employee agrees and acknowledges that the term "Confidential and Proprietary Information" shall mean any and all information not in the public domain, in any form, emanating from or relating to the Company and its subsidiaries and affiliates, including, but not limited to, trade secrets, technical information, costs, designs, drawings, processes, systems, methods of operation and procedures, formulae, test data, know-how, improvements, price lists, financial data, code books, invoices and other financial statements, computer programs, discs and printouts, sketches, and plans (engineering, architectural or otherwise), customer lists, telephone numbers, names, addresses, information about equipment and processes (including specifications and operating manuals), or any other compilation of information written or unwritten that is used in the business of the Company or any subsidiary or affiliate that gives the Company or any subsidiary or affiliate any opportunity to obtain an advantage over competitors of the Company who do not know or use such information. The Employee agrees and acknowledges that all Confidential and Proprietary Information, in any form, and all copies and extracts thereof, is and are and shall remain the sole and exclusive property of the Company and, upon termination of his employment with the Company, the Employee hereby agrees to return to the Company the originals and all copies of any Confidential and Proprietary Information provided to or acquired by the Employee during the period of his employment. Except as ordered by a court of competent jurisdiction, the Employee expressly agrees never to disclose to any person (except to other Company employees, and then only on a "need to know" basis) or entity any Confidential and Proprietary Information either during the term of this Agreement or at any time after termination of his employment, except with the express written authorization and consent of the Company.

          (c) CUSTOMERS' INFORMATION. The Employee understands and acknowledges that each customer of the Company or its subsidiaries or affiliates will disclose information that will be within the Company's control in connection with the Company's furnishing of services to its customer. The Employee covenants and agrees to hold such information in the strictest confidence and shall treat such information in the same manner and be obligated by the provisions of this Agreement as if such information were Confidential and Proprietary Information, as defined in Section 9(b) hereof.

     10. COVENANT NOT TO COMPETE. During the term of employment, the Employee shall not directly or indirectly own, manage, operate, control or be employed by or participate in the ownership, management, operation or control of any business which is of the type and character engaged in and competitive with that of the Employer. The Employee shall not, during the term of this Agreement, have any other paid employment other than with a subsidiary or affiliate of the Company, except with the prior approval of the Board; provided, however, that the Employee shall be permitted to serve as a director on the boards of other corporations.

     11. AMENDMENTS OR ADDITIONS; ACTION BY BOARD. No amendments or additions to this Agreement shall be binding unless in writing and signed by all parties hereto. The prior approval by a majority affirmative vote of the full Board shall be required in order for the Company to authorize any amendments or additions to this Agreement, to give any consents or waivers of provisions of this Agreement, or to take any other action under this Agreement including any Notice of Termination.

     12.  MISCELLANEOUS.

          (a) NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be personally delivered or mailed by first class registered or certified mail, postage prepaid, return-receipt-requested, or transmitted by facsimile or reputable overnight courier, addressed to the Company at the address set forth on the signature page of this Agreement and to the Employee at the address maintained on the Company's payroll records, or at such other addresses as such party may designate by five business days advance written notice to the other party.

     Each notice or communication that shall have been transmitted in the manner described above shall be deemed sufficiently served, sent or received for all purposes at such time as it is sent to the addressee or at such time as delivery is refused by the addressee upon presentation.

          (b) SEVERABILITY. Nothing in this Agreement shall be construed so as to require the commission of any act contrary to law and wherever there is any conflict between any provision of this Agreement and any law, statute, ordinance, order or regulation, the latter shall prevail, but in such event any necessary action will be taken to bring it within applicable legal requirements. If any provision of this Agreement should be held invalid or unenforceable, the remaining provisions shall be unaffected by such a holding.

          (c) COMPLETE AGREEMENT. This Agreement contains the entire Agreement and understanding between the parties relating to the subject matter hereof, and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, relating to the subject matter hereof.

          (d) SUCCESSORS AND ASSIGNS. This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of any successor or successors of the Company by way of reorganization, merger or consolidation and any assignee of all or substantially all of its business and assets, but except as to any such successor or assignee of the Company, neither this Agreement nor any rights or benefits hereunder may be assigned by the Company or the Employee. However, in the event of the death of the Employee all rights to receive payments hereunder shall become rights of the Employee's estate.

          (e) SECTION HEADINGS. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

          (f) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware.


        IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the day and year first above written.



CZECH INDUSTRIES, INC.                   EMPLOYEE
15245 Shady Grove Road, Suite 340
Rockville, MD 20850


By:
   ------------------------------        --------------------------------
        Authorized Officer

                                    EXHIBIT G

                                                 NO. OF SHARES:

                             CZECH INDUSTRIES, INC.
                             STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT, made as of ____________,1996, between CZECH INDUSTRIES, INC., a Delaware corporation, with an address of 15245 Shady Grove Road, Suite 340, Rockville, Maryland 20850 and ____________________________
("Employee"), an employee of the Company, with an address of
_________________________________.

1.   DEFINITIONS.

     For purposes of this Stock Option Agreement, the following terms are defined as set forth below:

     (a) "AFFILIATE" means a corporation or other entity controlled directly, or indirectly through one or more intermediaries, by the Company and designated as such by the board of directors of the Company.

     (b) "CAUSE" shall have the same meaning as that set forth in any employment or severance agreement in effect between the Company and the Employee. Otherwise, "Cause" shall mean (1) the conviction of the Employee for committing a felony under Federal law or the law of the jurisdiction in which such action occurred, (2) dishonesty in the course of fulfilling the Employee's employment duties or (3) willful and deliberate failure on the part of the Employee to perform his or her employment duties in any material respect.

     (c) "COMMON STOCK" OR "STOCK" means common stock, $.01 per share par value, of the Company.

     (d) "COMPANY" means Czech Industries, Inc., a Delaware corporation, and its subsidiaries and Affiliates.

     (e) "DISABILITY" means permanent and total disability as determined under procedures established by the board of directors of the Company.

     (f) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

     (g) "FAIR MARKET VALUE" means the average, as of any given date, between the highest and lowest reported closing bid and asked prices of the Stock on NASDAQ or the closing sale price as of any given date if the Stock is listed on a national securities exchange or the NASDAQ National Market System. If there is no regular public trading-market for such Stock under circumstances specified above, the Fair Market Value of the Stock shall be determined by the board of directors of the Company in good faith.

     (h) "OPTION AGREEMENT" OR "OPTION" means this Stock Option Agreement and the rights, terms and conditions contemplated herein.

     (i) "TERMINATION OF EMPLOYMENT" means the termination of the Employee's employment with the Company and any Affiliate. An employee by an Affiliate shall also be deemed to incur a Termination of Employment if the Affiliate ceases to be an Affiliate and the employee does not immediately thereafter become an employee of the Company or another Affiliate.

2.   GRANT OF OPTION

     The Company, effective June __, 1996 ("Date of Grant"), hereby grants to the Employee the Option to purchase all or any part of an aggregate of ___________ shares of Common Stock, on the terms and conditions herein set forth. The Option is a non-qualified stock option.

3.   PURCHASE PRICE

     The purchase price of the shares of Common Stock subject to this Option shall be $2.00 per share subject to adjustment as follows. In the event of any merger, reorganization, consolidation, recapitalization (including but not limited to the issuance of Stock or any securities convertible into Stock in exchange for securities of the Company), stock dividend, stock split or reverse stock split, extraordinary distribution with respect to the Stock or other similar change in corporate structure affecting the Stock, such substitution or adjustments shall be made in the number and option price of shares subject to this Option; provided, however, that the number of shares subject to this Option shall always be a whole number.

4.   TERMS OF OPTION

     A. EXERCISE DATES. This Option shall not be exercisable until the expiration of six months from the Date of Grant.

      B. FINAL TERMINATION. Notwithstanding anything herein to the contrary, the Option shall no longer be exercisable ________ (__) years from the date hereof.

     C. RESTRICTIONS. This Option is subject to the following terms and conditions:

          i. This Option shall not be transferrable by the Employee other than by will or by the laws of descent and distribution, and all Options shall be exercisable, during the Employee's lifetime, only by the Employee or by the guardian or legal representative of the Employee.

          ii. This Option lapses upon the Employee's Termination of Employment (other than due to Disability or death), and this Option shall thereupon terminate, except that this Option, to the extent then exercisable, may be exercised for the lesser of twelve months and one day from the date of such Termination of Employment or the balance of such Option's term if such Termination of Employment of the Employee is involuntary and without Cause.

          iii. This Option may be exercised by the Employee's legal representative for a period of one year and one day from the date of the Employee's Termination of Employment by reason of Employee's death, or until the expiration of the stated term of this Option Agreement, whichever period is the shorter.

          iv. If Employee's employment terminates by reason of Disability, this Option may thereafter be exercised by the Employee to the extent it was exercisable at the time of termination for a period or one year and one day from the date of such termination of employment, or until the expiration of the stated term of this Option Agreement, whichever period is the shorter; provided, however, that if the Employee dies within such one year and one day period (or such shorter period ending upon the expiration of the stated term of this Option Agreement), any unexercised Option held by the Employee shall, notwithstanding the expiration of such one year and one day period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of one year and one day from the date of such death or until the expiration of the stated term of this Option Agreement, whichever period is the shorter.

     D. EXERCISE. This Option shall be exercised, in whole, or, from time to time, in part, by written notice received by the Secretary or Treasurer of the Company not later than 5:00 P.M. prevailing local time, on or prior to the day the Option is to expire, specifying the number of shares of Common Stock to be purchased, and accompanied by full payment by certified or bank check or such other instrument as the Company may accept. Payment in full or in part may also be made in the form of shares of Common Stock owned by the Employee, which shall be free and clear of all liens, encumbrances and restrictions of any kind whatsoever and Employee may be requested to represent and warrant to such effect and to take such other steps with respect to this form of payment as the board of directors shall require.

     The Employee shall have all of the rights of a stockholder of the Company holding the class of Stock that is subject to this Option Agreement (including, if applicable, the right to vote the shares and the right to receive dividends), when the Employee has given written notice of exercise, and has paid in full for such shares. In the discretion of the board of directors of the Company, payment for any Stock subject to this Option may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The value of previously owned Stock exchanged in full or partial payment for the shares purchased upon the exercise of this Option shall be equal to the aggregate Fair Market Value of such shares on the date of the exercise of the Option.

     On receipt of written notice of exercise, the board of directors of the Company may, in its sole discretion, elect to cash out all or part of this Option to be exercised by paying the Employee an amount, in cash or Stock, equal to the excess of the Fair Market Value of the Stock that is the subject of the Option over the Option price times the number of shares of Stock subject to the option on the effective date of such cash out. Cash outs relating to Options held by and Employee who is actually or potentially subject to Section 16(b) of the Exchange Act shall comply with the "window period" provisions of Rule 16b-3, to the extent applicable.

     Any such exercise shall also be subject to receipt by the Company of the representation and undertaking set forth in Section E hereof.

     E. SECURITIES LAW RESTRICTIONS. As soon as practicable following the grant of the Options herein, the Company agrees to file a Form S-8 Registration Statement under the Securities Act of 1933 with respect to the shares of Common Stock subject to this Option. Any fees or expenses arising out of or resulting from the filing of such registration statement shall be the responsibility of
the Company.   In the event such a registration statement under the Act cannot be filed and or is not effective with respect to such shares at the time the Option is exercised, the Company shall require that the offer and sale of such shares be exempt from the registration provisions of the Act. As a condition of such exemption, the Company shall require a representation and undertaking, in form and substance satisfactory to counsel for the Company, that the Employee is acquiring the shares for the Employee's own account for investment and not with a view to the distribution or resale thereof and shall otherwise require such representations and impose such conditions as shall establish to the Company's satisfaction that the offer and sale of such shares issuable upon the exercise of the Option will not constitute a violation of the Act or any similar state act affecting the offer and sale. If such shares are issued in an exempt transaction, such shares shall bear the following restrictive legend:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933 and may not be sold, pledged, or otherwise transferred except pursuant to an effective registration statement under said Act, SEC Rule 144 or an opinion of counsel acceptable to the Company that some other exemption from registration is available."

     If said shares are registered under the Act, to the extent that Employee is an "affiliate" of the Company, any reoffers or resales of Common Stock acquired pursuant to this Option, must be held indefinitely unless (i) distribution of said Stock has been made registered under the Act, (ii) a sale of said Stock is made in conformity with the provisions of Rule 144 issued by the Securities and Exchange Commission under the Act, or (iii) in the opinion of counsel acceptable to the Company some other exemption from registration is available.

5.   ACCEPTANCE OF PROVISIONS

     The execution of this Agreement by the Employee shall constitute the Employee's acceptance of and agreement to all of the terms and conditions of this Option Agreement.

6.   NOTICES

     All notices and other communications required or permitted under this Option Agreement shall be in writing and shall be given either by (i) personal delivery or regular mail or, (ii) first class registered or certified mail, return receipt requested. Except as otherwise provided in paragraph 4(D) hereof on the exercise, in whole or in part, of the Option, any such communication shall be deemed to have been given on the date of receipt in the cases referred to in clause (i) of the preceding sentence and on the second day after the date of mailing in the cases referred to in clause (ii) of the preceding sentence. All such communications to the Company shall be addressed to it, to the attention of its Secretary or Treasurer, at its principal office at the address first set forth above, and to the Employee at his last address appearing on the records of the Company or, in each case, to such other person or address as may be designated by like notice hereunder.

7.   MISCELLANEOUS

     This Option Agreement contains a complete statement of all the arrangements between the parties with respect to their subject matter. This Option Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed exclusively in Delaware. The headings in this Agreement are solely for convenience of reference and shall not affect its meaning or interpretation.


ATTEST:                                 CZECH INDUSTRIES, INC.






                                        By:
- ------------------------------             -----------------------------
Secretary                                                   President







                                        By:
- ------------------------------             -----------------------------
Witness                                                  , Employee

                                    EXHIBIT H

                                 LOAN AGREEMENT

     THIS LOAN AGREEMENT is made as of this ____ day of June, 1996 by and between CZECH INDUSTRIES, INC., a Delaware corporation (the "Lender"), and EASTBROKERS BETEILIGUNGS AG, an Austrian corporation (the "Borrower").

     NOW, THEREFORE, in consideration of the premises and the representations, warranties and covenants contained herein, the parties hereto agree as follows:

     1. THE LOAN. The Lender agrees to loan one million five hundred thousand dollars ($1,500,000) ("the Loan") to the Borrower, pursuant to the terms herein and the terms of the Non-Negotiable Promissory Note and Unconditional Guaranty attached hereto. This Loan Agreement, the Non-Negotiable Promissory Note and the Unconditional Guaranty shall be referred to collectively as the "Loan Documents." Concurrently, the Borrower shall execute and deliver or shall have caused the execution and delivery of the Loan Documents to the Lender.

     2. REPAYMENT OF LOAN. The Loan shall be evidenced by and repaid in accordance solely with the terms of the Loan Documents and shall not be subject to or conditioned upon the execution, satisfaction, performance or completion of any other event or instrument.

     3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER. The representations, warranties and covenants of the Borrower contained in the Stock Purchase Agreement between Czech Industries, Inc., Eastbrokers Beteiligungs AG and the other parties named therein dated June ___, 1996 shall be true and correct on and as of the date hereof, and such representations, warranties and covenants shall survive the completion of the transaction contemplated in the Loan Documents.

     4. USE OF PROCEEDS. Borrower shall use the proceeds of the Loan only for the acquisition of one hundred percent (100%) of I.S. Bohemia a.s. and related transactions and the acquisition of eighty-nine percent (89%) of Warszawski Dom Malderski S.A., a broker-dealer firm located in Warsaw, Poland and related transactions which shall be become the subsidiary Eastbrokers Warsaw. Borrower shall furnish to the Lender, from time to time, such information concerning the use of proceeds as the Lender may reasonably request. Borrower shall seek the prior written consent and approval of the Lender to use the proceeds in a manner other than as substantially set forth above.

     5. EVENTS OF DEFAULT. Borrower shall be in default of the Loan upon the occurrence of any event set forth in the Non-Negotiable Promissory Note attached hereto.

     6. REMEDIES. Upon the occurrence of any event or condition of default hereunder, or at any time thereafter, Lender at its option may accelerate the maturity of the Loan and declare all of the indebtedness or any portions thereof to be immediately due and payable, together with accrued interest thereon, and payment thereof may be enforced by suit or other process of law.

     7. NO WAIVER. No failure by the Lender to insist upon the strict performance of any term, condition, covenant or agreement of the Loan Documents, or to exercise any right or remedy shall constitute a waiver of any such right or remedy at any time. By accepting payment after the date at which time all principal and interest of the Loan shall be due and owing, the Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under the Loan Documents or to declare an event of default for failure to effect such prompt payment of any such other amount.

     8. RECOURSE UNDER NOTE. Recourse under the Loan Documents for the Lender shall be against, jointly and severally, the Borrower and the individuals whose names are affixed to the Unconditional Guaranty ("Guarantors"); provided, however, that the Lender shall not be obligated to seek recourse against the Borrower or any Guarantor prior to or simultaneously with seeking recourse against one or more Guarantors.

     9. AFFIRMATIVE COVENANTS. Borrower covenants and agrees that, until payment in full of outstanding amounts due under the Loan Documents, Borrower shall:

          (A) Maintain its and each of its subsidiaries' corporate existence and good standing in its jurisdiction of incorporation;

          (B) Borrower shall comply and shall cause each of its subsidiaries to comply with all statutes, laws, ordinances and governmental rules and regulations to which it is subject;

          (C) Borrower shall deliver to Lender as soon as possible, but in any event within 30 days after the end of each fiscal quarter, a Borrower prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, certified by an executive officer of Borrower;

          (D) Borrower shall promptly upon its receipt of notice thereof submit to Lender a report with respect to any pending or threatened legal proceedings relating to Borrower or any of its subsidiaries;

          (E) Borrower shall and shall cause each of its subsidiaries to make due and timely payment of all federal, state and local taxes required by applicable law, including any stamp duty charged in Austria in connection with the Loan Documents;

          (F) Borrower shall at its expense maintain adequate insurance of a nature and in amounts customary for businesses of its type and shall provide lender with a certificate of insurance relating to the same. Borrower shall also provide its insurers with written instructions to notify Lender in the event of any change in or cancellation of such insurance.

          (G) At any time and from time to time, Borrower shall execute and deliver to Lender such further instruments and take such further action as may be reasonably requested by the Lender.

     10. NEGATIVE COVENANTS. Borrower covenants and agrees that, until payment in full of all outstanding amounts due under the Loan Documents, Borrower shall not:

          (A) Convey, sell, lease, transfer or otherwise dispose of or permit any of its subsidiaries to do so all or any part of its business or properties except transfers in the ordinary course of business;

          (B) Engage in any business or permit any of its subsidiaries to engage in any business other then businesses currently engaged in by Borrower and its subsidiaries;

          (C) Suffer a material change in the ownership of Borrower or relocate its principal executive officer;

          (D) Merge or consolidate or permit any of its subsidiaries to merger or consolidate with another entity;

          (E) Create, incur, assume or become liable with respect to any indebtedness or permit any of its subsidiaries to do so other than Permitted Indebtedness. For the purposes of this Loan Agreement, "Permitted Indebtedness" shall mean (i) indebtedness of Borrower in favor Lender arising under this Agreement or the Loan Documents; (ii) indebtedness disclosed on Schedule 1.0 attached hereto; (iii) subordinated debt; and (iv) indebtedness to trade creditors incurred in the ordinary course of business.

          (F) Create, incur, assume or suffer to exist any lien with respect to any of its property or permit any of its subsidiaries to do so other than Permitted Liens. For the purposes of this Loan Agreement, "Permitted Liens" shall mean (i) liens listed on Schedule 1.1 attached hereto, (ii) which do not individually or in the aggregate materially interfere with the current or proposed operation of the business of Borrower, (iii) for taxes, fees assessments or other governmental charges or levies which are not yet due and payable, or (iv) immaterial mechanic's, materialmen's and similar liens.

          (G) Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any of its capital stock;

          (H) Engage in any transactions, directly or indirectly, with any affiliate of Borrower or permit any of its subsidiaries to do so.

     11. Any notice or other communications required or permitted in the Loan Documents shall be sufficiently given if sent by reputable overnight carrier service or registered mail, postage prepaid, addressed as follows:

If to Lender:            Martin A. Sumichrast
                         c/o Czech Industries, Inc.
                         15245 Shady Grove Road, Suite 340
                         Rockville, Maryland 20850

With a copy to:          Gould & Wilkie
                         One Chase Manhattan Plaza, 58th Floor
                         New York, New York 10005-1401
                         Attn: Frederick W. London, Esq.

If to Borrower:          August  A. de Roode
                         c/o Eastbrokers Beteiligungs AG
                         Schlickgasse 1
                         A-1090 Vienna, Austria

With a copy to:          Marks & Murase L.L.P.
                         399 Park Avenue
                         New York, New York 10022-4689
                         Attn: Alan J. Bernstein, Esq.

     12. AMENDMENTS. The Loan Documents may not be amended except by an instrument in writing signed on or on behalf of the each of the parties hereto.

     13. GOVERNING LAW. Regardless of the place of execution or performance, the interpretation and construction of the Loan Documents shall be governed by the laws of the State of New York without giving effect to such State's conflicts of laws provisions.

     14.  ILLEGALITY UNDER NEW YORK OR AUSTRIAN LAW.    If any provision of the
Loan Documents shall be invalid, illegal or unenforceable under the law of the State of New York or of the Nation of Austria, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision contained in the Loan Documents operates or would prospectively operate to invalidate the Loan Documents in whole or in part under the laws of the State of New York or the Nation of Austria, then such clause or provision only shall be void, as though not herein contained, and the remainder of the Loan documents shall remain operative and in full force and effect.

     15. ARBITRATION. Any disputes arising out of or in connection with the Loan Documents shall be settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by three arbitrators in accordance with said rules. The arbitration shall be held in Paris, France and in the English language. The ruling by such arbitrators shall be binding upon the parties in the absence of fraud.

     IN WITNESS Whereof, the Lender and Borrower have caused this Loan Agreement to be executed as of the day and year first written above.


WITNESS:                           Borrower:

                                   EASTBROKERS BETEILIGUNGS AG



- ------------------------------     ----------------------------------
                                   By:  August A. de Roode
                                        Chief Executive Officer





- ------------------------------     ----------------------------------
                                   By:  Peter Schmid
                                        President


WITNESS:                           Lender:

                                   CZECH INDUSTRIES, INC.



- -----------------------------      -----------------------------------
                                   By: Michael Sumichrast, Ph.D.
                                       Chairman of the Board

                                    EXHIBIT I

                         NON-NEGOTIABLE PROMISSORY NOTE

US$ 1,500,000                                               June ___, 1996
                                                         New York, New York

     FOR VALUE RECEIVED, EASTBROKERS BETEILIGUNGS AG, an Austrian corporation ("Maker"), promises to pay to CZECH INDUSTRIES, INC. ("Holder"), a Delaware corporation, at such place as Holder may designate in writing, the entire principal sum of one million five hundred thousand dollars ($1,500,000), together with interest at the rate of ten percent (10%) per annum, on __________________, 1996 at which time all principal and interest shall be due and owing. All payments of principal and interest hereunder shall be payable in lawful money of the United States.

     All payments made by the Maker shall apply first to interest accrued and then to principal. Any principal or interest not paid when due shall be paid on demand. If any payment of principal or interest is not paid on the date due and is not paid within five (5) business days of the Maker's receipt after such date of a written demand from the Holder to make such payment, then the Maker shall pay the Holder an amount of interest, computed on a 360 day calendar year, equal to the prime rate on the date of such demand as announced by Citibank plus five percent (5%) times the principal amount then due and payable for the number of days from the date of demand until payment is made.

     Maker shall be in default hereunder, at the option of Holder, upon the occurrence of any of the following events: (i) the failure by Maker to make any payment of principal or interest when due hereunder, and such failure shall have continued for a period of more than ten (10) days after notice and a reasonable opportunity to cure; (ii) the failure by Maker to use the proceeds of the Loan substantially in the manner or in accordance with the terms set forth in section 4 of the Loan Agreement, (iii) a breach of any of the representations, warranties and covenants of the Maker made in the Stock Purchase Agreement as referred to in section 3 of the Loan Agreement which has a material adverse effect causing a loss or expense in excess of $1,000,000 on the business of Maker (iii) the entering into of a decree or order by a court of competent jurisdiction adjudicating Maker a bankrupt or the appointing of a receiver or trustee of Maker upon the application of any creditor in an insolvency or bankruptcy proceeding or other creditors' suit; (iv) a court of competent jurisdiction approving as properly filed a petition for reorganization or arrangement and such decree or order not being vacated within thirty (30) days;
(v) the pendency of any bankruptcy proceeding or other creditors' suit against Maker; (vi) a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws with respect to Maker; (vii) an assignment for the benefit of creditors by Maker; (viii) Maker consents to the appointment of a receiver or trustee in an insolvency or bankruptcy proceeding or other creditors' suit; (ix) the existence of any uncured event of default under the terms of the instruments in writing evidencing a debt in excess of $250,000 provided, that Maker is not contesting in good faith by appropriate proceedings such uncured event of default; or (x) the existence of any judgment against, or any attachment of property of Maker which has a material adverse effect causing a loss or expense in excess of $1,000,000 on the business of Maker.

     Upon the occurrence of any event or condition of default hereunder, or at any time thereafter, Holder at its option may accelerate the maturity of this Note and declare all of the indebtedness or any portions thereof to be immediately due and payable, together with accrued interest thereon, and payment thereof may be enforced by suit or other process of law.

     If this Note is not paid when due, whether at maturity or by acceleration, Maker agrees to pay all reasonable costs of collection and such costs shall include without limitation all costs, attorneys' fees and expenses incurred by Holder hereof whether in connection with any insolvency, bankruptcy, reorganization, arrangement or similar proceedings involving Holder, or involving any endorser or guarantor hereof or otherwise, which in any way affects the exercise by Holder hereof of its rights and remedies under this Note.

     Presentment, demand, protest, dishonor and non-payments of this Note and all notices of every kind are hereby waived.

     The terms "Maker" and "Holder" shall be construed to include their respective heirs, personal representatives, successors, subsequent holders and assigns.

     This Note is being given pursuant to a Loan Agreement of even date, the terms of which are hereby incorporated by reference and made a part hereof.

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER THE ACT OR AN OPINION SATISFACTORY TO MAKER THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

     Regardless of the place of execution or performance, this letter and the Note shall be governed by, and construed with the laws of the State of New York without giving effect to such state's conflicts of laws provisions.

     Any disputes arising out of or in connection with the Loan Documents shall be settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by three arbitrators in accordance with said rules. The arbitration shall be held in Paris, France and in the English language. The ruling by such arbitrators shall be binding upon the parties in the absence of fraud.

     This Promissory Note and the attached Unconditional Guaranty consists of seven (7) pages.

WITNESS:                                EASTBROKERS BETEILIGUNGS AG


                                        By:
- -------------------------------             -------------------------------
                                            August A. de Roode
                                            Chief Executive Officer




                                        By:
- -------------------------------             -------------------------------
                                            Peter Schmid
                                            President

                                    EXHIBIT J

                             UNCONDITIONAL GUARANTY


        For and in consideration of the loan by CZECH INDUSTRIES, INC. (the "Company") to EASTBROKERS BETEILIGUNGS AG ("Eastbrokers"), which loan is made pursuant to a Loan Agreement of even date herewith between Eastbrokers and the Company (the "Agreement"), the undersigned guarantors ("Guarantors") hereby jointly and severally unconditionally and irrevocably guarantee the prompt and complete payment of all amounts that Eastbrokers owes to the Company and performance by Eastbrokers of the Agreement and the related Non-Negotiable Promissory Note ("Note") as amended from time to time (collectively referred to as the "Loan Documents"), in strict accordance with their respective terms.

     1. If an Event of Default occurs under the Loan Documents, Guarantors shall immediately pay all amounts due thereunder (including, without limitation, all principal, interest, and fees) and otherwise proceed to complete the same and satisfy all of Eastbrokers' obligations under the Loan Documents.

     2. The obligations hereunder are independent of the obligations of Eastbrokers, and a separate action or actions may be brought and prosecuted against Guarantors whether action is brought against Eastbrokers or whether Eastbrokers be joined in any such action or actions. Guarantors waive the benefit of any statute of limitations affecting their liability hereunder or the enforcement thereof, to the extent permitted by law. Guarantors' liability under this Guaranty is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the Loan Documents.

     3. Guarantors authorize the Company, without notice or demand and without affecting their liability hereunder, from time to time to renew or extend the term of the Loan Documents.

     4. Guarantors waive any right to require the Company to (a) proceed against Eastbrokers; (b) proceed against or exhaust any security held from Eastbrokers; or (c) pursue any other remedy in the Company's power whatsoever. The Company may, at its election, exercise or decline or fail to exercise any right or remedy it may have against Eastbrokers or any security held by the Company, including without limitation the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of Guarantors hereunder. Guarantors waive any defense arising by reason of any disability or other defense of Eastbrokers or by reason of the cessation from any cause whatsoever of the liability of Eastbrokers other than satisfaction by Eastbrokers of obligations under the Loan Documents.

Guarantors waive any setoff, defense or counterclaim that Eastbrokers may have against the Company. Guarantors waive any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Eastbrokers. Until all obligations under the Loan Documents have been satisfied in full, Guarantors shall have no right of subrogation or reimbursement, contribution or other rights against Eastbrokers, and Guarantors waive any right to enforce any remedy that the Company now has or may hereafter have against Eastbrokers. Guarantors waive all right to participate in any security now or hereafter held by the Company. Guarantors waive all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional indebtedness. Guarantors assume the responsibility for being and keeping themselves informed of the financial condition of Eastbrokers and of all other circumstances bearing upon the risk of nonpayment of any indebtedness or nonperformance of any obligation of Eastbrokers, warrant to the Company that they will keep so informed, and agree that absent a request for particular information by Guarantors, the Company shall have no duty to advise Guarantors of information known to the Company regarding such conditions or any such circumstances.

     5. Guarantors acknowledge that, to the extent Guarantors have or may have certain rights of subrogation or reimbursement against Eastbrokers, those rights may be impaired or destroyed if the Company elects to proceed against any real property security of Eastbrokers by non-judicial foreclosure. That impairment or destruction could, under certain judicial cases and based on equitable principles of estoppel, give rise to a defense by Guarantors against their obligations under this Guaranty. Guarantors waive that defense and any others arising from the Company's election to pursue non-judicial foreclosure.

     6. If Eastbrokers becomes insolvent or is adjudicated bankrupt or files a petition for reorganization, arrangement, composition or similar relief under any present or future provision of any applicable bankruptcy code, or if such a petition is filed against Eastbrokers, and in any such proceeding some or all of any indebtedness or obligations under the Agreements are terminated or rejected or any obligation of Eastbrokers is modified or abrogated, or if Eastbrokers' obligations are otherwise avoided for any reason, Guarantors agree that Guarantors' liability hereunder shall not thereby be affected or modified and such liability shall continue in full force and effect as if no such action or proceeding had occurred. This Guaranty shall continue to be effective or be reinstated, as the case may be, if any payment must be returned by the Company upon the insolvency, bankruptcy or reorganization of Eastbrokers, Guarantors, any other guarantor, or otherwise, as though such payment had not been made.

     7. Any indebtedness of Eastbrokers now or hereafter held by Guarantors is hereby subordinated to any indebtedness of Eastbrokers to the Company; and such indebtedness of Eastbrokers to Guarantors shall be collected, enforced and received by Guarantors as trustee for the Company and be paid over to the Company on account of the indebtedness of Eastbrokers to the Company but without reducing or affecting in any manner the liability of Guarantors under the other provisions of this Guaranty.

     8. Guarantors agree to pay a reasonable attorneys' fee and all other costs and expenses which may be incurred by the Company in the enforcement of this Guaranty. No terms or provisions of this Guaranty may be changed, waived, revoked or amended without the Company's prior written consent. Should any provision of this Guaranty be determined by a court of competent jurisdiction to be unenforceable, all of the other provisions shall remain effective. This Guaranty embodies the entire agreement among the parties hereto with respect to the matters set forth herein, and supersedes all prior agreements among the parties with respect to the matters set forth herein. No course of prior dealing among the parties, no usage of trade, and no parol or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof. There are no conditions to the full effectiveness of this Guaranty.
The Company may assign this Guaranty without in any way affecting Guarantors' liability under it. This Guaranty shall inure to the benefit of the Company and its successors and assigns. This Guaranty is in addition to the guaranties of any other guarantors and any and all other guaranties of Eastbrokers' indebtedness or liabilities to the Company.

     9. Guarantors represent and warrant to the Company that this Guaranty constitutes a valid and binding obligation, enforceable against Guarantors in accordance with its terms.

     10. At any time and from time to time, Guarantors shall execute and deliver such further instruments and take such further action as may reasonably be requested by the Company to effect the purposes of this Guaranty.

     11. Regardless of the place of execution or performance, the interpretation and construction of this Guaranty shall be governed by the laws of the State of [New York] without giving effect to such State's conflicts of laws provisions.

     12. Any disputes arising out of or in connection with this Guaranty shall be settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by three arbitrators in accordance with said rules. The arbitration shall be held in Paris, France and in the English language. The ruling by such arbitrators shall be binding upon the parties in the absence of fraud.

     IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty as of this ____ day of June, 1996.



WITNESS:                                GUARANTOR:




- -----------------------------           -------------------------------
                                        Wolfgang M. Kossner




- -----------------------------           -------------------------------
                                        August A. de Roode




- -----------------------------           ----------------------------------
                                        Peter Schmid